EXHIBIT 10.3
NOTE AND WARRANT PURCHASE AGREEMENT
DATED AS OF MAY 1, 2003
BY AND AMONG
TOMOTHERAPY INCORPORATED,
THOMAS ROCKWELL MACKIE, PAUL J. RECKWERDT,
AND
THE INVESTORS NAMED HEREIN

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APPENDIX

Appendix I	List of Investors
EXHIBITS

Exhibit A	Form of Borrowing Request
Exhibit B	Form of Collateral Assignment
Exhibit C	Form of Security Agreement
Exhibit D	Form of Note
Exhibit E	Form of Warrant
Exhibit F	Form of Opinion of Counsel
SCHEDULES

Schedule 1.1	Permitted Transferees
Schedule 2.1	Loan Commitments
Schedule 3.9	Liens
Schedule 4.3(a)	Capital Stock
Schedule 4.3(b)	Outstanding Subscriptions, Options, Warrants and Other Rights, Restrictions and Agreements
Schedule 4.6	Financial Statements
Schedule 4.8	Intellectual Property
Schedule 4.9	Undisclosed Liabilities
Schedule 4.10	Contracts
Schedule 4.13	Use of Proceeds

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NOTE AND WARRANT PURCHASE AGREEMENT
     This NOTE AND WARRANT PURCHASE AGREEMENT, dated as of May 1, 2003, is by and among the Investors listed in Appendix I (the “Investors”), TomoTherapy Incorporated, a Wisconsin corporation (the “Company”), Dr. Thomas Rockwell Mackie (“Mackie”) and Paul J. Reckwerdt (“Reckwerdt”; and together with Mackie, the “Principals”).
RECITALS
     WHEREAS, the Investors desire to make an investment in the Company, and the Company desires such investment, upon the terms and subject to the conditions set forth herein, in the aggregate amount of up to the amount specified in Schedule 2.1, which may be augmented from time to time to time upon the consent of the Required Investors with the addition of new Investors, but such amount shall not exceed $4,000,000.
     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND TERMS
     1.1 Definitions. As used in this Agreement, the following terms have the following meanings:
     “Advantage” shall mean Advantage Capital Wisconsin Partners I, Limited Partnership, a Wisconsin limited partnership.
     “Affiliate” of a Person shall mean any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if the controlling Person directly or indirectly, either individually or together with (in the case of an individual) his or her spouse, lineal descendants and ascendants and brothers or sisters by blood or adoption or spouses of such descendants, ascendants, brothers and sisters, owns ten percent or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct, or cause the direction of, the management or policies of the second Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.
     “Agreement” shall mean this Note and Warrant Purchase Agreement, as amended, restated, supplemented or otherwise modified from time to time.

     “Automatic Conversion” shall have the meaning assigned in Section 2.2(a).
     “Avalon” shall mean Avalon Technology, LLC, a Michigan limited liability company.
     “Borrowing Request” shall mean the borrowing request for Loans, substantially in the form of Exhibit A hereto.
     “Business Day” shall mean a day other than a Saturday or Sunday on which banks are open for business in Madison, Wisconsin.
     “Capital Stock” shall have the meaning assigned in Section 4.3(a).
     “Capitalized Lease Obligations” shall mean, for any period, the aggregate discounted present value of the obligations of the Company as lessee under any lease of Property which would properly be classified as a capitalized lease in the Financial Statements of the Company.
     “CAPCO” shall mean a “certified capital company” as that term is defined under Section 560.30(2) of the Wisconsin Statutes, as may be amended from time to time (including a successor statute thereto).
     “Cause” shall have the meaning assigned in Section 7.1(i).
     “Claim” shall have the meaning assigned in Section 11.1.
     “Closing Date” shall have the meaning assigned in Section 2.4.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     “Collateral” shall mean all of Company’s Property granted to the Investors as collateral under the Loan Documents.
     “Collateral Assignment” shall mean the collateral assignment of contract rights of even date herewith, from the Company to the Investors, substantially in the form of Exhibit B hereto, pursuant to which the Company assigns its rights under the WARF License Agreement, as amended, supplemented or modified from time to time.
     “Common Shares” shall mean shares of the Company’s common stock, par value $0.01 per share.
     “Company” shall have the meaning assigned in the first paragraph to this Agreement.
     “Consent to Conversion” shall have the meaning assigned in Section 2.2(a).
     “Conversion Price” shall have the meaning assigned in Section 2.2(a).

     “Default” shall mean an event which with the giving of notice or the passage of time or both would constitute an Event of Default.
     “Demand Registration” shall have the meaning assigned in Section 9.1(a).
     “Employee Plan” shall mean any savings, profit sharing, or retirement plan or any deferred compensation contract or other plan maintained for employees of the Company and covered by Title IV of ERISA, including, without limitation, any “multiemployer plan” as defined in ERISA.
     “The Endeavors Group” shall mean The Endeavors Group, LLC, a Wisconsin limited liability company.
     “Environmental Law” shall mean any local, state or federal law or other statute, law, ordinance, rule, code, regulation, decree or order governing, regulating or imposing liability or standards of conduct concerning the use, treatment, generation, storage, disposal or other handling or release of any hazardous substance, including without limitation, any pollutant, contaminant, waste or toxic or hazardous chemicals, wastes or substances, including, without limitation, asbestos, urea formaldehyde insulation, petroleum, PCB’s, air pollutants, water pollutants, and other substances defined as hazardous substances or toxic substances in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9061 et seq., Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601 et seq., the Solid Waste Disposal Act, 42 U.S.C. § 3251 et seq., the Clean Air Act, 42 U.S.C. § 1857 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq, Chapter 144 of the Wisconsin Statutes, or any other statute, rule, regulation or order of any Governmental Authority having jurisdiction over the control of such wastes or substances, including without limitation the United States Environmental Protection Agency, the United States Nuclear Regulatory Agency, the State of Wisconsin and the Dane County Department of Health.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, together with the regulations and published interpretations thereunder, in each case as in effect from time to time.
     “Event of Default” shall have the meaning assigned in Section 7.1.
     “Exercise Price” shall mean the Automatic Conversion Price if Series D Preferred Shares are issuable upon exercise of a Warrant, or the Optional Conversion Price if Series C Preferred Shares are issuable upon exercise of a Warrant, each price as may be adjusted from time to time pursuant to Section 3 of the Warrant.
     “Fair Market Value” shall have the meaning assigned in Section 10.2(d).
     “Financial Statements” shall mean, for any Person, the balance sheet, the statement of income, the statement of cash flows, and the statement of shareholders’ equity, and all notes and schedules thereto, prepared on a consolidated basis, in accordance with GAAP.

     “GAAP” shall mean those generally accepted accounting principles in the United States of America consistently applied for all periods so as to properly reflect the financial condition, results of operations, and cash flows of the Company.
     “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled through stock or capital ownership or otherwise, by any of the foregoing.
     “Indebtedness” shall mean all: (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services for which the Company is liable, primarily, contingently or otherwise, as obligor, guarantor or otherwise; (c) any commitment by which the Company assures a creditor against loss, including, without limitation, contingent reimbursement obligations with respect to letters of credit; (d) obligations which are evidenced by notes, acceptances or other instruments; (e) indebtedness and other obligations arising under acceptance facilities and the face amount of all letters of credit issued for the account of the Company; (f) indebtedness guarantied in any manner by the Company, including without limitation guaranties in the form of an agreement to repurchase or reimburse; (g) Capitalized Lease Obligations, for which obligations the Company is liable, primarily, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations the Company assures a creditor against loss; (h) any unfunded obligation of the Company to an Employee Plan; (i) all Liabilities secured by any Lien on any Property owned by the Company whether or not the Company has assumed or otherwise become liable for the payment thereof; and (j) indebtedness or other obligations arising under interest-rate swap agreements and other interest-rate hedging arrangements.
     “Indemnitees” shall have the meaning assigned in Section 11.1.
     “Initial Closing Date” shall have the meaning assigned in Section 2.4.
     “Initial Loan” and “Initial Loans” shall have the meaning assigned in Section 2.1(a).
     “Initial Note” and “Initial Notes” shall have the meaning assigned in Section 2.1(a).
     “Intellectual Property” shall have the meaning assigned in Section 4.8.
     “Investors” shall have the meaning assigned in the first paragraph to this Agreement. Appendix I may be augmented from time to time upon the consent of the Required Investors.
     “Knowledge” when referring to the Company, shall mean the actual knowledge of any of the following persons: any of the Principals, Chief Executive Officer, President, Chief Financial Officer, Director of Research, Director of Product Development, Director of Regulatory Affairs, and Scientific Director.
     “Lead Investor” shall mean VI.

     “Liability” means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to be come due), including, without limitation, any guaranties of Indebtedness, liabilities or other obligations.
     “Liens” shall mean any mortgage, pledge, lien, encumbrance, charge or other security interest of any kind.
     “Loan” and “Loans” shall have the meaning assigned in Section 2.1(b).
     “Loan Documents” shall mean this Agreement, the Notes, the Security Agreement, the Collateral Assignment, the Warrants, and the UCC Financing Statements.
     “Mackie” shall have the meaning assigned in the first paragraph to this Agreement.
     “Material Adverse Effect” shall mean (a) a Default, (b) a material adverse change in the business, prospects or condition (financial or otherwise) of the Company or in any Property, (c) the termination of the WARF License Agreement, (d) any material impairment of the right to carry on the business as now or proposed to be conducted by the Company, or (e) any material impairment of the ability of the Company to perform its obligations under this Agreement or the transactions contemplated hereby.
     “Maturity Date” shall have the meaning assigned in Section 2.1(c).
     “Minimum Investors” shall mean those Investors who, individually or with their Affiliates, have committed to invest at least $250,000 of the outstanding principal amount of all Loans, or if the Loans have been converted, shall mean the Investor or Investors holding at least $250,000 of the equivalent number of Underlying Shares.
     “NASD” shall have the meaning assigned in Section 9.3(a).
     “Nondisclosure, Noncompetition and Inventions Agreement” shall mean the Nondisclosure, Noncompetition and Inventions Agreement between the Company and each of the Principals, and each of the Company’s other employees.
     “Note” and “Notes” shall have the meaning assigned in Section 2.1(b).
     “Open Prairie Ventures” shall mean Open Prairie Ventures I, L.P., an Illinois limited partnership.
     “Optional Conversion” shall have the meaning assigned in Section 2.2(b).
     “PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     “Permitted Liens” shall mean: (a) Liens imposed by law and incurred in the ordinary course of the Company’s business for Indebtedness not yet due to carriers, warehousemen, laborers, or materialmen and the like; (b) Liens in respect of pledges or deposits under worker’s compensation laws or similar legislation; (c) Liens for property taxes, assessments or governmental charges not yet subject to penalties for nonpayment; (d) Liens created in connection with Indebtedness incurred in compliance with Section 6.11(b); (e) Liens granted to the Investors pursuant to the Loan Documents; and (f) Liens disclosed on Schedule 3.9.
     “Permitted Transferee” shall have the meaning assigned in Schedule 1.1.
     “Person” shall mean an individual, partnership, corporation, limited liability company, firm, enterprise, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
     “Preferred Shares” shall mean, collectively, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, and the Series D Preferred Shares.
     “Principals” shall have the meaning assigned in the first paragraph to this Agreement.
     “Property” shall mean any interest of the Company of any kind in property or assets, whether real, personal, mixed, tangible or intangible, wherever located, and whether now owned or subsequently acquired or arising and in the products, proceeds, additions and accessions thereof or thereto.
     “Purchase Amount” shall have the meaning assigned in Section 10.2(a).
     “Put” shall have the meaning assigned in Section 10.1.
     “Put Shares” shall have the meaning assigned in Section 10.1.
     “Qualified Public Offering” shall mean an offering of equity securities of the Company pursuant to an effective registration statement filed with the SEC under the Securities Act by an underwriter selected in accordance with Section 9.1 and pursuant to a firm underwriting agreement which raises gross proceeds to the Company of not less than $20,000,000 and where the price per share is not less than $26.5704, subject to adjustments for subdivisions, stock splits, combinations, recapitalizations or similar transactions.
     “Qualified Series D Financing” shall have the meaning assigned in Section 2.2(a).
     “Reckwerdt” shall have the meaning assigned in the first paragraph to this Agreement.
     “Repayment Notice” shall mean a written notice by the Company to all the Investors then holding Notes of the Company’s intent to repay the Notes, which notice provides (i) that the Company desires to repay the outstanding principal amount of all the outstanding Notes, plus all accrued but unpaid interest on such principal amounts, (ii) that the Company has adequate funds to repay such amounts (or access to immediately available and adequate funds to repay such amounts), (iii) the proposed time, date and place of repayment, which date shall be no earlier than the Maturity Date and shall not be less than thirty (30) days following such written notice being given to all the Investors then holding Notes, and (iv) that the principal and interest due under the Notes may be converted at any time prior to the proposed repayment date in accordance with the terms and conditions of the Notes and this Agreement.
     “Required Investors” shall mean the Investor or Investors holding at least seventy-five percent (75%) of the outstanding principal amount of all Loans, or if the Loans have been converted, shall mean the Investor or Investors holding at least seventy-five percent (75%) of the Underlying Shares (assuming conversion of all of the Loans into Underlying Shares) held by all of the Investors from time to time.
     “Restricted Payments” shall mean: (a) dividends or other distributions by the Company based upon the stock of the Company (except dividends payable solely in stock of the Company); (b) purchases, redemptions or other acquisitions, direct or indirect, by the Company, of stock of the Company, whether now or hereafter outstanding; (c) any other distribution by the Company in respect of stock of the Company, whether now or hereafter outstanding, either directly or indirectly, whether in cash or property or otherwise; and (d) payment of management or other fees by the Company to any Affiliate, either directly or indirectly, whether in cash or property or otherwise, unless the payment of such fees are approved by the Required Investors.
     “Rightholders” shall have the meaning assigned in Section 9.1(a).
     “SEC” shall have the meaning assigned in Section 8.2(a).
     “Secondary Loan” and “Secondary Loans” shall have the meaning assigned in Section 2.1(b).
     “Secondary Note” and “Secondary Notes” shall have the meaning assigned in Section 2.1(b).
     “Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute, together with the rules and regulations thereunder, in each case as in effect from time to time.
     “Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute, together with the rules and regulations thereunder, in each case as in effect from time to time.
     “Security Agreement” shall mean the general business security agreement of even date herewith, between the Company and the Investors, substantially in the form of Exhibit C hereto, pursuant to which the Company grants a Lien to the Investors in substantially all of the Company’s Property, as amended, restated, supplemented or otherwise modified from time to time.

     “Series A Investment Agreement” shall mean the Investment Agreement dated as of May 19, 1999, by and among Venture Investors Early Stage Fund II Limited Partnership, Avalon, the Company and the Principals as amended on the date hereof and as it may be further amended, restated, supplemented or otherwise modified from time to time.
     “Series A Preferred Shares” shall mean shares of the Company’s Series A Preferred Stock, par value $1.00 per share.
     “Series B Investment Agreement” shall mean the Investment Agreement dated as of March 16, 2001, by and among the Company, the Principals, and the investors named therein, as amended on the date hereof and as it may be further amended, restated, supplemented or otherwise modified from time to time.
     “Series B Preferred Shares” shall mean shares of the Company’s Series B Preferred Stock, par value $1.00 per share.
     “Series C Conversation Price” shall have the meaning assigned in Section 2.2(a).
     “Series C Investment Agreement” shall mean the Investment Agreement, dated as of August 28, 2002, by and among the Company, the Principals, and the investors named therein, as amended on the date hereof and as it may be further amended, restated, supplemented or otherwise modified from time to time.
     “Series C Preferred Shares” shall mean shares of the Company’s Series C Preferred Stock, par value $1.00 per share.
     “Series D Conversation Price” shall have the meaning assigned in Section 2.2(a).
     “Series D Preferred Shares” shall have the meaning assigned in Section 2.2(a).
     “Shareholders Agreement” shall mean the Shareholders Agreement, dated as of March 16, 2001, among the Company, the Principals, the investors under the Series A Investment Agreement, the investors under the Series B Investment Agreement, and the investors under the Series C Investment Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Subject Shares” shall have the meaning assigned in Section 9.3(a).
     “Subsidiary” shall mean, as to any Person, a corporation or other Person of which equity interests having voting power (other than equity interests having such power only by reason of the happening of a contingency that has not occurred) sufficient to elect a majority of the board of directors or other managers of such corporation or other Person are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

     “UCC Financing Statements” shall mean that certain UCC-1 financing statement and that certain UCC-3 financing statement with the Company, as debtor, and the Investors, as secured party, describing the Collateral.
     “Underlying Shares” shall mean the Preferred Shares issuable upon conversion of the Notes and exercise of the Warrants and the Common Shares issuable upon conversion of the Preferred Shares.
     “VI” shall mean Venture Investors Early Stage Fund III Limited Partnership, a Wisconsin limited partnership.
     “WARF License Agreement” shall mean that certain License Agreement dated as of February 22, 1999 between the Company and the Wisconsin Alumni Research Foundation, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Warrants” shall have the meaning assigned in Section 2.3.
     1.2 Interpretation. Unless otherwise expressly provided or unless the context requires otherwise, (a) all references in this Agreement to Articles, Sections, Schedules and Exhibits shall mean and refer to Articles, Sections, Schedules and Exhibits of this Agreement; (b) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations; (c) words using the singular or plural number also shall include the plural and singular number, respectively; (d) references to “hereof,” “herein,” “hereby” and similar terms shall refer to this entire Agreement (including the Schedules and Exhibits hereto); and (e) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or, in the case of a Governmental Authority, Persons succeeding to the relevant functions of such Person).
     1.3 Other Terms. Except as otherwise specifically provided, each accounting term used herein shall have the meaning given to it under GAAP.
ARTICLE II
ISSUE OF NOTES
     2.1 Loans.
          (a) The Investors severally (but not jointly) agree, subject to the terms and conditions set forth herein, to make a loan to the Company on the Initial Closing Date, in the aggregate amount of fifty percent (50%) of the aggregate loan commitments specified in Schedule 2.1 (as of the date of making such loan), each loaning an amount equal to its pro rata share of the aggregate loan commitments as set forth in Schedule 2.1 (collectively the “Initial Loans”, and each is an “Initial Loan”). The obligations of the Company to repay the Initial Loans shall be evidenced by the Company’s 12% Convertible Notes in the form attached hereto as Exhibit D, the terms for such form may be modified for Loans from CAPCOs in order to comply with relevant statutes and regulations (collectively the “Initial Notes”, and each is an “Initial Note”).
          (b) Upon not less than twenty (20) days’ prior written notice to the Investors by the Company’s submission of a Borrowing Request, the Investors severally (but not jointly) agree, subject to the terms and conditions set forth herein, to make in the aggregate up to two additional Loans to the Company on the borrowing date set forth in the Company’s notice (but not earlier than the twentieth (20th) day following the date such written notice is given), each such Loan in an amount equal to their pro rata share of twenty five percent (25%) of the aggregate loan commitments specified in Schedule 2.1 (as of the date of making such loan) (collectively the “Secondary Loans”, and each is a “Secondary Loan”; the Secondary Loans and the Initial Loans are collectively referred to as the “Loans”, and each as a “Loan”); provided, if Schedule 2.1 is augmented by the addition of new Investors as contemplated in the Recitals to this Agreement, an equitable adjustment will be made by the Required Investors (i) to require that such new Investor contribute the same percentage of such new Investor’s total commitment as that contributed cumulatively by the other Investors as of such date (e.g., if a new Investor comes in after the Initial Loan but prior to the first Secondary Loan, such new Investor will contribute 75% of such new Investor’s total commitment as part of the first Secondary Loan, which percentage is equal to the cumulative total percentage of the amounts contributed by the other Investors as of the date the first Secondary Loan is made), and (ii) to adjust the aggregate amount available to be loaned to the Company to reflect the new Investor’s commitment. In no event shall any Secondary Loan be made after March 1, 2004. The obligations of the Company to repay the Secondary Loans shall be evidenced by the Company’s 12% Convertible Senior Subordinated Notes in the form attached hereto as Exhibit D, the terms for such form may be modified for Loans from CAPCOs in order to comply with relevant statutes and regulations (collectively the “Secondary Notes”, and each is a “Secondary Note”; the Secondary Notes and the Initial Notes are collectively referred to as the “Notes”, and each as a “Note”).
          (c) If any Investor required to fund any given Secondary Loan fails to fund such Secondary Loan in accordance with Section 2.1(b), then such Investor shall not be issued any Warrants with respect to any Loans previously made by such Investor.
          (d) No amount of the Loans that is repaid by the Company may be reborrowed hereunder. Permitted repayments of the Loans shall be made pro rata among the Investors. Unless converted pursuant to Section 2.2 or maturity is accelerated following an Event of Default, the outstanding principal balance and all accrued and unpaid interest under the Notes shall be payable in full in immediately available funds no earlier than April 30, 2004 (the “Maturity Date”). The Company shall pay the outstanding principal amounts under the Notes, plus all accrued but unpaid interest on such principal amounts, upon the earlier of (i) the date specified by the Company that is on or after the Maturity Date and which date is no earlier than thirty (30) days following the Company’s delivery of a Repayment Notice to all the Investors then holding Notes, but subject to any earlier conversion of the Notes prior to the end of such thirty-day period, or (ii) within three business days of a request to do so submitted by the Required Investors (excluding therefrom, the vote or holdings of the CAPCOs), which repayment date shall be no earlier than the Maturity Date.

In order to submit a Repayment Notice to the Investors, the Company shall have adequate funds (or access to immediately available and adequate funds) to repay all the Notes in full at the time the Repayment Notice is delivered to the Investors and at the time and date proposed for repayment. Interest on the Notes shall accrue and compound daily at the rate of twelve percent (12.00%) per annum, with interest calculated based upon a year consisting of 365 days for actual days elapsed; provided, however, that at all times following the occurrence and during the continuation of an Event of Default, interest shall accrue thereafter at the rate of eighteen percent (18%) per annum. Notwithstanding anything to the contrary contained in this Section 2.1(d), the terms for any Notes issued to a CAPCO may vary from the provisions set forth herein in order to comply with applicable state statutes and regulations; if the terms of a Note issued to a CAPCO conflict with the terms contained herein, the terms of the Note issued to the CAPCO shall control.
     2.2 Note Conversion.
          (a) Upon (i) the Company’s receipt of not less than $5,000,000 in gross proceeds from the sale of its Series D Convertible Preferred Stock (“Series D Preferred Shares”) from an institutional investor or investors other than the Investors on or before the Maturity Date (a “Qualified Series D Financing”), or (ii) the written consent of the Required Investors to automatically convert all the Notes (“Consent to Conversion”) at or after the Maturity Date (unless the Company has submitted to the Investors holding Notes a Repayment Notice, in which case such Consent to Conversion may be submitted at any time following the submission of the Repayment Notice but prior to the actual repayment date), then the outstanding principal balance and all accrued and unpaid interest in respect of all of the Notes shall automatically be converted to Series D Preferred Shares (an “Automatic Conversion”); provided however, if upon a Consent to Conversion there is not any Series D Preferred Shares authorized, then the outstanding principal balance and all accrued and unpaid interest in respect of the Notes shall automatically be converted to Series C Preferred Shares; provided further, if upon a Consent to Conversion there are any Series D Preferred Shares authorized, the Required Investors shall decide in such written consent whether to convert the outstanding principal balance and all accrued and unpaid interest in respect of the Notes into either Series D Preferred Shares or Series C Preferred Shares. If the Notes are to be converted into Series D Preferred Shares, the conversion price shall be equal to the lowest price per share paid in the Qualified Series D Financing or if there has been no Qualified Series D Financing, the lowest price paid for any Series D Preferred Shares (the “Series D Conversion Price”). If the Notes are to be converted into Series C Preferred Shares, the conversion price shall equal $8.178 per share (subject to the adjustments specified in the Notes) (the “Series C Conversion Price”; the Series C Conversion Price and the Series D Conversion Price are collectively referred to as the “Conversion Price”). Upon the request of the Company following an Automatic Conversion, the Investors shall deliver the Notes to the Company for cancellation, and the Company shall issue and deliver stock certificates representing the Series D Preferred Shares or Series C Preferred Shares, as the case may be, in such converted amount to each Investor. The Company and the Investors shall execute and deliver cross-receipts acknowledging such Automatic Conversion. Upon a Qualified Series D Financing, each Investor shall be entitled to (but shall not be obligated to) execute counterparts of, and become a party to, the investment agreement and related agreements to be entered into in connection with the Qualified Series D Financing; provided, that upon their execution of such investment agreement and related agreements in connection with the Qualified Series D Financing or if an Investor refuses to execute such investment agreement and related agreements, the Series D Preferred Shares held by such Investor shall cease to be covered by this Agreement.
          (b) In the event that an Automatic Conversion has not occurred, after the Maturity Date, each of the Investors, at the option of each Investor, shall (x) have a continuing option (but not the obligation), exercisable at any time or from time to time, to convert all or any portion of the outstanding principal amount and accrued and unpaid interest under the Notes into the Company’s Series C Preferred Shares (an “Optional Conversion”) at a conversion price equal to the Series C Conversion Price, and (y) continue to have their respective rights and remedies under the Notes, at law and in equity, subject to the limitations of this Agreement and the other Loan Documents. Upon an Optional Conversion, (i) each of the Investors requesting an Optional Conversion shall deliver Note(s) to the Company for cancellation, (ii) the Company shall issue and deliver stock certificate(s) representing the Series C Preferred Shares in such converted amount to each of the Investors requesting an Optional Conversion, and (iii) if the Optional Conversion is in less than the full amount of outstanding principal and accrued and unpaid interest under any Note, the Company shall reissue such Note to each of the Investors requesting an Optional Conversion in an amount equal to the then outstanding balance less the converted portion thereof. The Company and each of the Investors who request an Optional Conversion shall execute and deliver cross-receipts acknowledging any Optional Conversion.
     2.3 Warrants. As an inducement for the Investors to convert the Loans, but subject to the provisions of Section 2.1(c), the Company shall issue and deliver to each Investor upon the conversion of the Note or Notes held by such Investor, a warrant to purchase the number of Series D Preferred Shares or Series C Preferred Shares, as the case may be, that is equal to the quotient of the product of the principal amount of the Loans made by the Investor times .2 divided by the Exercise Price at the time of issuance. Such warrants (the “Warrants”) shall be in the form of Exhibit E. Upon such issuance and delivery, the Company shall have a sufficient number of authorized Underlying Shares to effectuate the exercise of each Warrant and the subsequent conversion of Preferred Shares issuable upon exercise of each such Warrant into Common Shares.
     2.4 Closing Date. The closings for the purchase and sale of the Notes shall take place at the offices of Michael Best & Friedrich LLP, One South Pinckney Street, Suite 700, Madison, Wisconsin, at 10:00 A.M. (Madison, Wisconsin, local time) on May 1, 2003 with respect to the purchase and sale of the Initial Notes and on the date and at the time designated by the Company in the Borrowing Request, or on such other dates at such other times or place as the parties hereto may agree (the date on which the purchase and sale of the Initial Note occurs is referred to as the “Initial Closing Date” and also referred to, along with each subsequent date on which the Secondary Notes are purchased and sold, as a “Closing Date”).

ARTICLE III
CONDITIONS TO CLOSING
     The obligation of the Investors to enter into the Agreement and to make the Loans and perform their obligations contemplated hereby is subject to the accuracy of all representations and warranties by the Company contained herein, to the performance by the Company of all the terms and conditions on either of their parts to be performed hereunder and to the satisfaction of the following conditions precedent, any of which may be waived by the Required Investors in their sole discretion by a written waiver specifically referencing the appropriate section:
     3.1 Opinion of Counsel. The Investors shall have received from counsel for the Company a favorable opinion addressed to the Investors dated the Initial Closing Date and incorporating all those matters set forth in the form attached hereto and incorporated by reference as Exhibit F.
     3.2 Company Officers. The Company shall have delivered to the Investors a certificate signed by the Company’s chief executive officer and president that as of the Initial Closing Date (both before and after giving effect to the transactions contemplated by this Agreement):
          (a) there does not exist any state of facts which would constitute an Event of Default or would, with notice or lapse of time as provided herein, or both, constitute such an Event of Default;
          (b) all representations and warranties contained in Article IV are true and correct;
          (c) the Company is in compliance with all of the affirmative and negative covenants set forth in Article V and Article VI; and
          (d) all conditions set forth in Article III to be performed by the Company have been satisfied.
     3.3 Corporate Resolutions. The Company shall have delivered or made available to the Investors a certificate signed by the Company’s chief executive officer and president as of the Initial Closing Date, attaching a certified copy of the resolutions adopted by the shareholders and/or Board of Directors of the Company authorizing and approving (i) this Agreement, (ii) the incurrence of indebtedness under, the execution, delivery and issuance of, and the performance of the Company’s obligations under, the Notes and the Warrants, (iii) conversion pursuant to Automatic Conversions and Optional Conversions, and (iv) the other transactions contemplated hereby.
     3.4 Proceedings and Documents. All proceedings to be taken prior to or on a Closing Date in connection with the transactions contemplated by this Agreement shall have been consummated, and all documents, schedules, exhibits, opinions and certificates related thereto shall each be satisfactory in form and substance to the Investors and the Investors shall have received copies of all such documents which the Investors reasonably have requested in connection with said transactions.

     3.5 Organization, Good Standing and Authority. The Company shall be a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin, and shall have all requisite corporate power and authority to conduct its business as it is now conducted, to enter into and carry out the provisions of this Agreement and any other agreement required hereunder and to perform its obligations hereunder and thereunder. Copies of the Company’s Articles of Incorporation (including all amendments) and certificates of status of recent date, both certified by the Department of Financial Institutions of the State of Wisconsin, and a copy of the respective Bylaws of the Company (including all amendments) and a copy of the stock ledger of the Company, certified by the secretary of the Company, shall have been delivered to the Investors. The Company shall have complied with and shall not be in violation of any term or provision of its Articles of Incorporation (as amended) and Bylaws. The Company shall be qualified to do business as a foreign corporation in all jurisdictions where the conduct of its business or the nature of its activities requires such qualification and where the failure to qualify would have a Material Adverse Effect.
     3.6 Securities Law Matters; Investment Representations. The Company shall not be in violation of any provision of federal or state securities laws applicable to this transaction, and the making of the Loans and the issuance of the Notes and the Warrants shall be exempt from registration under the Securities Act and all other applicable federal and state securities laws.
     3.7 No Litigation. There shall be no action, proceeding or investigation pending or, to the Knowledge of the Company, threatened which might result in any Material Adverse Effect.
     3.8 Consents. There shall have been secured from each Governmental Authority having jurisdiction over the transactions described herein, and from each Person whose consent to the transactions described herein is required, all consents, approvals and permits as shall be necessary or, in the opinion of counsel for the Investors, appropriate, for the consummation of the transactions described herein.
     3.9 Lien Search . On the day of funding of the Initial Loan, the Company shall have delivered to the Investors a lien search, prepared by a reputable title company acceptable to the Investors, of the records of the Dane County Register of Deeds, the Department of Financial Institutions of the State of Wisconsin and the filing offices of any other jurisdiction in which the Company has substantial assets, properties, inventories or business operations, disclosing that all personal property, equipment and fixtures of the Company are free and clear of all Liens (except Permitted Liens and those Liens disclosed on Schedule 3.9 hereto).
     3.10 No Material Adverse Effect. There shall not be in existence any event, including any judicial or administrative proceeding which, in the opinion of the Investors, would have a Material Adverse Effect.
     3.11 Representations and Warranties. All representations and warranties of the Company and the Principals in this Agreement shall be true and correct in all respects as of and at the Closing Date with the same force and effect as though said representations and warranties had been again made on the Closing Date.
     3.12 No Default. There shall be no Default or Event of Default under this Agreement or any other Loan Document and no default or event of default under the Series A Investment Agreement, Series B Investment Agreement, or Series C Investment Agreement.
     3.13 Use of Proceeds. The proceeds of the Loans shall be committed for use in the manner described in Schedule 4.13 hereof.
     3.14 Conditions Precedent for Secondary Loans. The obligations of the Investors to make each Secondary Loan, the Automatic Conversion and the Optional Conversion are subject to the satisfaction or waiver of the following conditions:
          (a) There shall not be in existence any event, including any judicial or administrative proceeding, which would have a Material Adverse Effect.
          (b) All representations and warranties in this Agreement shall be true and correct in all respects as of and at the date of funding of such Secondary Loan or effectiveness of Automatic Conversion or Optional Conversion with the same force and effect as though said representations and warranties had been again made on such Closing Date or the date of such Automatic Conversion or Optional Conversion, as the case may be.
          (c) There shall be no Default or Event of Default under this Agreement or any other Loan Document and no Default or Event of Default will occur as the result of the making or incurring of the Secondary Loan, the Automatic Conversion and the Optional Conversion, as the case may be.
          (d) The proceeds of the Loans shall be committed for use in the manner specified in the borrowing notice under Section 2.1(b) hereof, which shall be consistent with Schedule 4.13.
          (e) The Company shall have delivered to the Investors a certificate signed by the Company’s chief executive officer and president that as of the date of such Secondary Loan, Automatic Conversion or Optional Conversion, as applicable (both before and after giving effect to the transactions contemplated by thereby), that items (a) — (d) above are true and correct.
     3.15 SBIC Compliance Agreement. The Company shall have executed and delivered to Open Prairie Ventures a letter agreement, in form satisfactory to Open Prairie Ventures, stating that the Company is in compliance with certain provisions of the SBIC Act, as defined therein.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     In order to induce the Investors to execute and deliver this Agreement, the Company and the Principals (only with respect to Sections 4.2, 4.5, 4.19 and 4.23), severally and not jointly, represent, warrant and covenant, as of the date hereof and as of such Closing Date, that each of the representations and warranties contained herein is and shall be true, complete and correct and acknowledges that such representation and warranty is independently material to, and relied upon by, the Investors:
     4.1 Existence and Rights. The Company is a corporation duly organized and existing under the laws of the State of Wisconsin, without limit as to the duration of its existence. The Company has all corporate powers, authority and rights to own its properties, and, to the best of the Company’s Knowledge, the licenses, franchises and rights to carry on its business; and is now, and will from time to time hereafter promptly become and remain, duly qualified and in good standing in each State or other jurisdiction in which the character of the properties owned by it therein or the conduct of its present or proposed business makes such qualification necessary. Except to the extent of any actions that would be necessary to authorize the Qualified Series D Financing and to authorize and issue the Underlying Shares, the Company has all corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby. The Company has all corporate power and authority to issue the Notes and Warrants issued pursuant hereto. The Company has the power to reserve and issue the Underlying Shares, including the Preferred Shares to be issued upon conversion of the Notes and exercise of the Warrants.
     4.2 Agreement Authorized. Neither the execution and delivery by the Company or the Principals of this Agreement, nor the performance by the Company or the Principals of their obligations hereunder, is in contravention of, or in conflict with, any law or regulation or any term or provision of the Company’s Articles of Incorporation or Bylaws, each as amended, and this Agreement has been duly authorized and does not require the consent or approval of any Governmental Authority. All corporate action and all necessary approvals and consents for the due execution and delivery of this Agreement, including the authorization and issuance of the Notes and the Warrants, and the performance of all other transactions contemplated hereby (except for the actions necessary to authorize the Qualified Series D Financing and to authorize and issue the Underlying Shares), have been duly and validly obtained or taken. No right of the Company or any other Person is illegally impaired or infringed upon by its execution and/or performance of this Agreement. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Company and the Principals, enforceable against the Company and the Principals in accordance with its terms, subject only to bankruptcy, insolvency and other laws which limit or qualify the rights of creditors generally, and to the availability of specific performance, injunctive relief or other equitable remedies.
     4.3 Capitalization.

          (a) The entire authorized, issued and outstanding capital stock (“Capital Stock”) of the Company is as set forth on Schedule 4.3(a). The issued and outstanding Capital Stock is owned by the Persons identified in Schedule 4.3(a) in the amounts shown therein. All rights to acquire stock in the Company presently existing, including but not limited to, the conversion of promissory notes or other indebtedness or receipt of stock in exchange for royalty, compensation or other payments are set forth on Schedule 4.3(a). All of the outstanding Company’s capital stock is duly and validly issued, fully paid and nonassessable (subject to Section 180.0622 of the Wisconsin Statutes) and in compliance with all applicable state and federal securities laws concerning the issuance of securities. Except to the extent of any actions which would be necessary to authorize the Qualified Series D Financing and to create, authorize and issue the Underlying Shares, the Company has all power and authority to (i) issue the Notes, Warrants and Series C Preferred Shares, (ii) effect Automatic Conversions and Optional Conversions, (iii) convert the Notes into Series D Preferred Shares (if an Automatic Conversion) or Series C Preferred Shares (if an Optional Conversion), (iv) convert the Warrants into Series D Preferred Shares or Series C Preferred Shares, as applicable, and (v) reserve for future issuance, the Underlying Shares issuable upon conversion of the Notes.
          (b) Except as described in Schedule 4.3(b), the Company does not have any outstanding subscriptions, options, warrants or other rights, restrictions or agreements pertaining to the issuance, purchase, transfer, or registration of any shares of the Company’s capital stock, or any securities convertible into or exchangeable for any shares of the Company’s capital stock, or any understandings or commitments of any kind except as contemplated by this Agreement.
     4.4 Subsidiaries, Other Investments. The Company does not have any Subsidiaries or other investments in any other Person.
     4.5 Litigation. There is no litigation or other proceeding pending or, to the Knowledge of the Company or the Principals, threatened against or affecting the Company or any of its material property, and the Company is not in default with respect to any order, writ, judgment, decree or demand of any court or other Governmental Authority.
     4.6 Financial Statements. The Financial Statements of the Company delivered to the Investors and attached hereto as Schedule 4.6 were prepared in accordance with GAAP and fairly present the financial condition of the Company as of the dates indicated therein, subject, in the case of the Financial Statements dated as of December 31, 2002, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a material adverse effect on the financial condition of the Company), adjustments to reflect liabilities disclosed on Schedule 4.9, and the absence of notes (that if presented, would not differ materially from those included in the 2001 Financial Statements). Since December 31, 2002, there has not been:
          (a) any Material Adverse Effect;
          (b) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business or earnings prospects of the Company; or

          (c) except for the transactions contemplated by this Agreement, any transaction outside the ordinary course of the Company’s business.
     4.7 Title to Properties. The Company owns and has good marketable title to all of its material Property reflected in the Company’s Financial Statements contained in Schedule 4.6. The Property is not subject to any Liens, except for Permitted Liens.
     4.8 Intellectual Property. Schedule 4.8 lists all of the following:
          (a) patents and patent applications;
          (b) trade secrets, trademarks, trade names and applications therefor and service marks; and
          (c) licenses and franchises
currently used or employed or proposed to be used or employed by the Company (the “Intellectual Property”). The Company owns (or has valid and enforceable rights to use) all of the Intellectual Property. The Intellectual Property is all of the intellectual property that is used in or necessary for the conduct of the Company’s business as presently conducted and as proposed to be conducted. Except as otherwise described on Schedule 4.8, the Company is the sole owner of all right, title and interest in the Intellectual Property which it purports to own and, with respect to Intellectual Property licensed by the Company, the Company has valid, binding and enforceable rights to use such Intellectual Property. Schedule 4.8 includes copies of all legal opinions rendered to the Company pertaining to the patentability of the Intellectual Property and a summary of all material comments, inquiries or objections from any filing agency which have been received by the Company. Schedule 4.8 lists for each item of Intellectual Property which the Company has, or intends to file a patent application, the location of each foreign, federal or state agency or office where the Company has or intends to file such an application and, if applicable, the registration number and the date of registration. There are no interference, opposition or cancellation proceedings pending or, to the Knowledge of the Company, threatened against the Company or the Intellectual Property. To the best Knowledge of the Company, the use of the Intellectual Property and of any trade secrets, secret processes, inventions, processes or formulas used or employed by the Company does not infringe upon the rights of any Person. In the event that it is determined that access to other intellectual property not already owned by or licensed to the Company is needed for the Company’s business, the Company will make reasonable good faith efforts to acquire such intellectual property. No claim, suit or action is pending or, to the Company’s Knowledge, threatened alleging that the Company is infringing upon the intellectual property rights of others. Except by virtue of the ownership of Company’s Capital Stock, no shareholder, director, officer or employee of the Company owns, or claims to own, directly or indirectly, in whole or in part, any Intellectual Property.
     4.9 No Undisclosed Liabilities. Except as provided in Schedule 4.10 for contracts entered into after December 31, 2002 and Schedule 4.9, the Company does not have any

Liabilities except those reflected or reserved against on the Company’s Financial Statements attached hereto in Schedule 4.6.
     4.10 Contracts. The Company does not have any existing contracts, purchase orders, service agreements, commission arrangements, loan agreements, leases or other contractual obligations whatsoever which (i) extend beyond one year from the date hereof, (ii) involve total payments or expenditures to any single Person of more than Twenty-Five Thousand Dollars ($25,000) on any single contract, except for those terminable by the Company without cost or penalty upon thirty (30) days notice, or except as are listed on Schedule 4.10 hereto or Schedule 4.10 to the Series C Investment Agreement, or (iii) are with Affiliates of the Company, except as listed on Schedule 4.10 hereto or Schedule 4.10 to the Series C Investment Agreement.
     Except as described in Schedule 4.10 hereto or Schedule 4.10 to the Series C Investment Agreement, the Company does not have, nor is it a party to, any:
          (a) employment or other contracts with employees, consultants or similar individuals or entities;
          (b) pension, profit or similar employee benefit plans, including but not limited to, employee pension benefits plans and employee welfare benefit plans as defined in sections 3(2) and 3(1) of ERISA;
          (c) outstanding loans or borrowing contracts, indentures, mortgages or leases under which the Company is obligated; and
          (d) contract or agreement, including a joint venture or joint development agreement with another party that relates to the Company’s research or product development activities.
     4.11 Compliance with Other Instruments, Laws, Etc. The Company is not in violation of its Articles of Incorporation or Bylaws, each as amended; and is not in violation of any applicable law, statute or regulation of any Governmental Authority relating to the conduct of its business and maintenance, ownership or operation of its properties, or in violation of or default with respect to any order, license, regulation or demand of any Governmental Authority, or in violation of or default under any indenture, mortgage, lease, agreement or other instrument under which the Company is obligated. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement, instrument or Lien under which the Company is bound or obligated.
     4.12 Securities Laws. The issuance, sale, and delivery of the Notes and the Warrants and the issuance, sale, and delivery of the Underlying Shares upon conversion of the Notes and exercise of the Warrants will be exempt from the requirement of registration under the Securities Act and state “Blue Sky” laws, and such Securities Act and “Blue Sky” laws will not be violated by the Company by the execution of this Agreement or the consummation of the transactions contemplated hereby. All issuances, sales, and deliveries of the Capital Stock by the Company prior to such Closing Date were exempt from the requirements of registration under the Securities Act and state “Blue Sky” laws and not in violation of such laws.
     4.13 Use of Proceeds. The funds to be loaned by the Investors to the Company pursuant to this Agreement will be used for the purposes set forth in Schedule 4.13.
     4.14 Brokers. The Company is not liable for any finders’ fees, brokerage fees or similar fees or expenses in connection with entering into the transactions contemplated by this Agreement.
     4.15 Taxes. The Company has timely filed or caused to be timely filed all tax returns which are required to be filed by it and has paid and discharged all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any of its properties, real, personal or mixed; and no tax Liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges.
     4.16 Insurance. The respective assets of the Company are adequately insured against all such liabilities, hazards and risks, and in at least such amounts as are usually carried by Persons engaged in the same line of business (in the case of property casualty insurance, at least replacement cost). All premiums on policies due to date have been paid, and no notice has been received, nor has the Company any reason to believe, that any such insurance will be canceled or not renewed.
     4.17 Federal Reserve Regulations. The Company will not, directly or indirectly use funds loaned by the Investors hereunder for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulations G, U, T or X of the Board of Governors of the Federal Reserve System (12 C.F.R. Parts 221 and 224, as amended), or otherwise take or permit any action which would involve a violation of any regulation of the Board of Governors of the Federal Reserve System.
     4.18 Investment Company Act: Public Utility Holding Company Act. The Company is not: (a) an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act of 1940, as amended; or (b) a “holding company” or a “subsidiary” of a “holding company” or an “affiliate” of a “holding company” or a “subsidiary” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.
     4.19 Nondisclosure, Noncompetition and Inventions Agreements; Employees. Each of the Company’s employees has entered into a nondisclosure, noncompetition and inventions agreement in substantially the form attached to Schedule 4.19 of the Series C Investment Agreement and such agreements are in full force and effect, and have not been amended, restated, supplemented or otherwise modified, nor has any Principal or other employee of the Company breached its terms and conditions. Except as to David Murray, the Company has no

Knowledge of any employee who has announced their intention to terminate their employment with the Company or who the Company has reason to believe will terminate their employment with the Company.
     4.20 Small Business Matters. The Company, together with its “affiliates” (as that term is defined in Title 13, Code of Federal Regulations, § 121.103), is a “small business concern” within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, § 121.103. The information regarding the Company and its affiliates set forth in the Small Business Administration Form 480, Form 652 and Parts A and B of Form 1031 delivered at the Closing is accurate and complete. Copies of such forms shall have been completed and executed by the Company and delivered at the Closing together with a written statement of the Company regarding its planned use of the proceeds from the sale of the Notes and the Warrants. The Company does not presently engage in, and it shall not hereafter engage in, any activities, nor shall the Company use directly or indirectly the proceeds from the sale of the Notes and the Warrants hereunder for any purpose, for which a Small Business Investment Company is prohibited from providing funds by the Small Business Investment Act of 1958 and the regulations thereunder (including Title 13, Code of Federal Regulations, § 107.720). The Company acknowledges that Open Prairie Ventures is a federal licensee under the Small Business Investment Act of 1958, as amended.
     4.21 Amendments to the Articles of Incorporation and Bylaws. Since August 28, 2002, the Company has not amended or changed in any way its Articles of Incorporation or Bylaws, nor has it filed any amendments thereto with the Wisconsin Department of Financial Institutions or any other Governmental Authority.
     4.22 No Default. There exists no Default or Event of Default under this Agreement or any other Loan Document and no default or event of default exists under the Series A Investment Agreement, Series B Investment Agreement, or Series C Investment Agreement.
     4.23 Survival of Representations and Warranties. All representations and warranties contained herein or made by or on behalf of the Company and/or the Principals in writing in connection with the transactions contemplated herein, for purposes of Article VII of this Agreement and Investors’ rights and remedies thereunder (whether for establishing damages caused by such Event of Default or exercising the right of optional redemption), shall survive the consummation of the transactions contemplated hereby and continue in effect at all times while any Investor holds a Note, Warrant or any Capital Stock. All statements contained in any certificate or other instrument or schedule attached hereto or delivered by or on behalf of the Company and/or the Principals pursuant hereto, or in connection with the transactions contemplated herein, shall constitute representations and warranties by the Company and/or the Principals hereunder. The foregoing representations and warranties do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading. There is no fact known to the Company or the Principals which has not been disclosed to the Investors which could reasonably be expected to have a Material Adverse Effect.

ARTICLE V
AFFIRMATIVE COVENANTS
     In order to induce the Investors to execute this Agreement, the Company covenants and agrees that from the Initial Closing Date, and for the benefit of each Investor,
(i) until the Loans are repaid in full or the Investors dispose of all of their shares of Series D Preferred Shares acquired upon conversion of the Notes or exercise of the Warrants, or
(ii) if the Loans are converted to Series C Preferred Shares pursuant to Section 2.2(b), until the earlier to occur of (w) such Investor owning less than twenty percent (20%) of the number of Series C Preferred Shares owned by such Investor as of the Optional Conversion Date, including shares issuable upon the exercise of any options, warrants or other convertible securities owned by such Investor as of such date, adjusted for any stock dividend, stock splits and the like as provided for in the Shareholders Agreement, (x) the consummation of a Qualified Public Offering by the Company, (y) the sale of all or substantially all of the Company’s Capital Stock through merger or otherwise (including all Preferred Shares and Common Shares held by the Investors), or (z) the Company sells all or substantially all of the Company’s assets for cash and/or securities registered under the Securities Act and promptly distributes such proceeds to its shareholders, it will comply, unless the Required Investors shall otherwise consent in writing, with the following provisions:
     5.1 Taxes. The Company shall promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any of its properties, real, personal or mixed; provided, however, that the Company shall not be required to pay or cause to be paid any such tax, assessment, charge or levy if the same shall not at the time be due and payable or if the validity thereof shall concurrently be contested in good faith by appropriate proceedings and if the Company shall have established adequate reserves on its books with respect to such tax, assessment, charge or levy; provided further, that the Company will pay all such taxes, assessments, charges or levies forthwith whenever, as the result of proceedings to foreclose any Lien which attached as security therefor, foreclosure on such Lien appears imminent, or (at the election of the Company) will obtain a surety bond or take such other steps as will prevent such foreclosure.
     5.2 Maintain Corporate Existence and Rights. The Company shall maintain and preserve its corporate existence and such rights, franchises, qualifications and Intellectual Property as are adequate to the conduct of its business and ownership of its properties, if the failure to maintain and preserve such rights, franchises, qualifications and Intellectual Property would have a Material Adverse Effect.

     5.3 Insurance. The Company shall maintain such insurance against liabilities, hazards and risk, and in at least such amounts (at least replacement cost), as are usually carried by Persons engaged in the same or similar businesses. All such insurance shall be effected under valid and enforceable policies issued by insurers of recognized responsibility, except that the Company may effect worker’s compensation or similar insurance in respect of operations in any state or other jurisdictions through an insurance fund operated by such state or other jurisdiction.
     5.4 Financial Reports. The following financial reports shall be provided to the Investors or Minimum Investors, as the case may be, as set forth below:
          (a) Within twenty (20) days after the end of each month, to each Minimum Investor, unaudited consolidated and consolidating financial statements (including balance sheet, statement of cash flow, income statement, and statement of shareholders’ equity) of the Company for such fiscal month and for the then current fiscal year to date, all in reasonable detail as requested by the Minimum Investors prepared in accordance with GAAP.
          (b) To each Investor within forty-five (45) days after the end of each of the Company’s first three fiscal quarters, unaudited consolidated and consolidating financial statements (including balance sheet, statement of cash flow, income statement, and statement of shareholders’ equity) of the Company for such fiscal quarter and for the then current fiscal year to date, all in reasonable detail and prepared in accordance with GAAP.
          (c) To each Investor within ninety (90) days after the last day of each fiscal year of the Company, audited consolidated and consolidating financial statements (including a balance sheet, income statement, statement of cash flows and a statement of shareholders’ equity) of the Company for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by the independent public accountants regularly employed by the Company.
          (d) With each delivery of the financial statements required by Section 5.4(a), (b) and (c), above, a management report describing all material business and financial developments during such period, and the development of the Company’s technology and the Company’s strategic relationships, together with an officer’s certificate executed by the President of the Company stating that the President has no knowledge, after due investigation and inquiry, of the existence of any condition or event which constitutes an Event of Default hereunder or which after notice or lapse of time or both, would constitute an Event of Default hereunder; or if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto.
          (e) The Investors and their representatives shall have a right at any time to ask questions of and receive answers from the Company’s independent accountants and auditors with respect to the Company’s business, operations, properties, financial and other conditions, and the Company shall waive any confidentiality requirements applicable to such accountants or auditors as necessary to fulfill this covenant.

     5.5 Inspection and Samples. Each Minimum Investor shall have the right to visit and inspect any of the properties, books and records of the Company (and to make copies and take extracts therefrom) and to discuss the Company’s business, operations, properties, financial and other conditions with its directors and officers at such reasonable times and intervals as the Investors may desire. After the occurrence of an Event of Default, the Company shall pay all expenses of inspection and audit incurred by any Minimum Investor. All information, copies and extracts made or received by any Minimum Investor during any such visit, inspection or discussion shall be held in confidence and, in the case of copies and extracts, shall be returned to the Company upon its request at any time after such Investor no longer holds the Notes or Warrants or has sold the Underlying Shares acquired by it pursuant to the conversion of the Notes or exercise of the Warrants; provided, however, that the obligation of confidentiality contained in this sentence shall not apply if, after the occurrence of an Event of Default, the use and/or disclosure of any information, copies or extracts made or received by such Investor shall be necessary or advisable, in such Investor’s discretion, to enforce its rights as provided herein.
     5.6 Maintain Properties. The Company shall keep its properties in reasonable repair, working order and condition, and from time to time make all prudent, needful or proper repairs, replacements, extensions, additional betterments and improvements thereto, so that the respective businesses carried on by the Company may be properly conducted at all times in accordance with sound business management. The Company shall take all reasonable and prudent action to maintain the proprietary, protectable nature of its Intellectual Property and, specifically, shall require all employees and consultants to execute nondisclosure, noncompetition and inventions agreements in substantially the form set forth in Schedule 4.19 of the Series C Investment Agreement.
     5.7 Disclosures.
          (a) The Company shall give immediate written notice, and include copies thereof, to the Minimum Investors of (i) any letters, notices or writings received by the Company alleging default or demanding payment from third-party lenders or (ii) any suit, action, proceeding or investigation that has been filed or instituted against the Company, or any of its properties, or is threatened against the Company or any of its properties that would cause any representation or warranty of the Company contained in this Agreement to be untrue or which would have a Material Adverse Effect. The Company shall provide the Minimum Investors with all details thereof and shall send a copy to the Minimum Investors of any answer, response or other communication received or sent by the Company with respect to such matter.
          (b) The Company shall give written notice to the Minimum Investors within fifteen (15) days of any event which requires an action or response by the Company which, if not acted upon or responded to, would have a Material Adverse Effect.
          (c) The Company shall immediately disclose to the Minimum Investors all substantive offers or inquiries of whatever kind (whether written or oral) which it receives from any Person concerning the possible sale, merger or other acquisition of the assets, stock, or business of the Company. The Company shall also immediately disclose to the Minimum Investors any offers or inquiries it receives concerning a possible transaction pertaining to any portion of its assets, stock or business, including, but not limited to sale or licensing of any assets or intellectual property, if the transaction involves an amount that is in excess of the greater of Twenty-Five Thousand Dollars ($25,000) or ten percent (10%) of the value of the assets of the Company as reflected on its most recent unaudited balance sheet or pertains to marketing or licensing rights of the Company that potentially would involve an employment or consulting contract entered into by any shareholder, director, officer, employee or other Affiliate of the Company in which such Person and not the Company would be the beneficiary.
          (d) The Company shall provide the Investors with any annual report, proxy statement or other report or communications when and as sent to its shareholders generally.
          (e) The Company shall further provide any Minimum Investor such other information respecting the financial condition or operations of the Company as such Minimum Investor, may, from time to time, reasonably request.
     5.8 Conduct of Businesses. The Company shall conduct its business in an ordinary manner without voluntary interruption and engage in business of the same general type as now conducted by it and comply with all applicable and material provisions of federal, state and local laws.
     5.9 Tax Returns. The Company shall accurately prepare and timely file all income tax returns required by law to be filed and promptly provide the Investors with copies of such tax returns.
     5.10 Notice to Shareholders; Attendance at Meetings. At the time any notice, report, written action taken without a meeting, or other communication (written or oral) or document is sent to, or acted upon by, shareholders of the Company in their capacity as shareholders, the Company shall send a copy thereof to the Investors. The Investors shall have the right to attend all meetings of the Company’s shareholders.
     5.11 Compliance with Instruments, Laws, Etc. The Company shall comply with the terms, requirements, restrictions and limitations contained in its Articles of Incorporation and Bylaws, each as amended. The Company also shall so comply with all applicable laws, statutes or regulations of any Governmental Authority materially relating to the conduct of its business and maintenance and operation of its properties, and shall further comply with and perform the material terms, conditions and covenants contained in any mortgage, lease, agreement or other instrument under which the Company is obligated.
     5.12 Payment of Certain Expenses. Within thirty (30) days of the submission to the Company of a reimbursement or payment request by the Lead Investor, the Company shall pay directly or reimburse the Lead Investor for reasonable out-of-pocket expenses, including, without limitation, attorney’s fees of a single law firm (Michael Best & Friedrich LLP) representing the Lead Investor, accounting fees and travel expenses incurred by the Lead

Investor to attend to post-closing matters to complete the transactions contemplated by this Agreement. In addition, the Company shall pay the Investors the expenses of the Investors pursuant to Sections 7.5 and 12.1 within thirty (30) days of the submission to the Company of a request thereof.
     5.13 Section 1202 Capital Gains Treatment. The Company shall take necessary steps to ensure that the Underlying Shares will be “qualified small business stock” as defined in Section 1202 of the Code.
     5.14 Information Rights. Whether or not any Minimum Investor (or any of its Affiliates) currently has the right, pursuant to subsection 5.14(a) of the Series C Investment Agreement, to designate at least one member of the Company’s Board of Directors, each Minimum Investor shall be notified of all Company Board and Board Committee meetings on or prior to the date the directors receive notice, shall receive any advance information provided to the directors, and a non-voting representative of each Minimum Investor shall have a right to attend Board and Board Committee meetings of the Company. The Company shall furnish each Minimum Investor with copies of the minutes of all Board and Board Committee meetings and shareholders’ meetings by including same with the notice of the immediately following Board of Directors or shareholders’ meeting.
     5.15 Right to Purchase Additional Shares. Except for Common Shares issuable upon the exercise of options permitted under Section 5.16, warrants existing on the date hereof, and the performance shares granted pursuant to the Series A Investment Agreement, upon the conversion of the Notes into Series D Preferred Shares or Series C Preferred Shares, or upon the exercise of the Warrants, the Company shall provide each Investor with the full and equal right to maintain its percentage ownership of Common Shares, or other securities convertible into Common Shares, by acquiring unissued Common Shares or securities convertible into Common Shares. At least thirty (30) days prior to the issuance of any such securities, each Investor shall be notified of its right to purchase additional shares hereunder. Each Investor shall have the right, which it may exercise before or within ninety (90) days after the closing of the Company’s issuance of such securities, to subscribe for or acquire such shares (including, but not limited to, the right to acquire such shares or securities issued to directors, officers or employees, or to acquire such shares or securities issued for other than cash consideration, or to acquire treasury shares) on terms and conditions, including, without limitation, with respect to price and method of payment, at least as favorable to the Investors as are proposed to be offered to any other Person.
     5.16 Stock Option Plans. Following the closing referred to in Section 2.4, the Company shall have the authority to increase by 77,731 the total number of Common Shares available for issuance upon exercise of options granted after the date of this Agreement under the Company’s Incentive Stock Option and Nonqualified Stock Option Plan.
     5.17 Projections. Not later than thirty (30) days prior to the first (1st) day of each fiscal year, the Company shall furnish to the Minimum Investors its business plan (including an operating and capital budget) for the succeeding fiscal year about to commence and projections of (i) the balance sheet of the Company as of the end of the fiscal year about to commence; (ii) statements of income and shareholders’ equity of the Company for each of the twelve (12) months of the fiscal year about to commence; (iii) statements of cash flows of the Company for each of the twelve (12) months of the fiscal year about to commence; and (iv) a schedule of capital expenditures to be incurred by the Company for each of the twelve (12) months of the fiscal year about to commence, all of the foregoing to be in reasonable detail as requested by the Board of Directors and the Minimum Investors and certified by the President of the Company. The business plan referred to above shall include management’s intentions with regard to anticipated significant business developments or objectives of the Company. The budget referred to above shall be reviewed and approved by the Company’s Board of Directors and the Required Investors.
     5.18 Amendment of Articles of Incorporation and Bylaws. Upon the closing of any Qualified Series D Financing, the Company and the Principals and their respective transferees shall take all actions necessary to cause the Company to amend its Articles of Incorporation to have a sufficient number of Underlying Shares authorized to permit the conversion of the Notes and the exercise of the Warrants; provided, that the terms and conditions of the Series D Preferred Shares, including, but not limited to, the rights, dividends and liquidation preferences of the Series D Preferred Shares, shall be acceptable to the Required Investors.
ARTICLE VI
NEGATIVE COVENANTS
     In order to induce the Investors to execute this Agreement, the Company covenants and agrees that from the Initial Closing Date, and for the benefit of each Investor,
(i) until the Loans are repaid in full or the Investors dispose of all of their shares of Series D Preferred Shares acquired upon conversion of the Notes or exercise of the Warrants, or
(ii) if the Loans are converted to Series C Preferred Shares pursuant to Section 2.2(b), until the earlier to occur of (w) such Investor owning less than twenty percent (20%) of the number of Series C Preferred Shares owned by such Investor as of the Optional Conversion Date, including shares issuable upon the exercise of any options, warrants or other convertible securities owned by such Investor as of such date, adjusted for any stock dividend, stock splits and the like as provided for in the Shareholders Agreement, (x) the consummation of a Qualified Public Offering by the Company, (y) the sale of all or substantially all of the Company’s Capital Stock through merger or otherwise (including all Preferred Shares and Common Shares held by the Investors), or (z) the Company sells all or substantially all of the Company’s assets for cash and/or securities registered under the Securities Act and promptly distributes such proceeds to its shareholders, unless the Required Investors shall otherwise consent in writing, the Company shall not:

     6.1 Restricted Payments. Make any Restricted Payments.
     6.2 Investments, Loans and Advances. Make or have outstanding any loans or advances to, or investments in (through the acquisition of securities or stock or otherwise), any Person except:
          (a) advances in the ordinary course of business to suppliers in respect to the purchase of supplies or equipment;
          (b) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business;
          (c) investments in obligations of the United States Government or certificates of deposit of banks;
          (d) travel advances to employees in the ordinary course of business; or
          (e) investments in money market funds containing only investments rated at least A-1 or the equivalent thereof by Standard & Poor’s Rating Group and maturing within twelve (12) months of the date of acquisition thereof.
     6.3 Acquisition or Sale of Business; Merger or Consolidation.
          (a) Purchase or otherwise acquire the stock, shares, or other securities, or a substantial part of all the assets of the business, of any Person;
          (b) Liquidate, dissolve, merge or consolidate, reorganize, recapitalize or otherwise alter its legal status or commence any proceedings therefor; or
          (c) Sell, lease, transfer, or dispose of, in any way (in one or a series of transactions), any personal or real property assets (including patents, trademarks, or license agreements), now owned or hereafter acquired, with a total fair market value in excess of the lesser of Fifty Thousand Dollars ($50,000) or ten percent (10%) of the value of all the assets of the Company, as such values are reflected on the most recent balance sheet of the Company.
     6.4 Change Capital Structure. Increase or decrease the kind, class or number of its authorized shares of stock, or vary or alter the preferences, limitations, designations or relative rights of any class or type of stock; or issue, grant or sell, or agree to issue, grant or sell to any Person any stock or securities, or options, warrants or other rights to acquire or that are convertible into stock or other securities of the Company, except (a) options and Common Shares issuable upon the conversion thereof pursuant to the Company’s Incentive Stock Option and Nonqualified Stock Option Plans set forth on Schedule 4.3(b), (b) to Venture Investors Early Stage Fund II Limited Partnership and Avalon or the Principals pursuant to the terms and conditions of Article VIII of the Series A Investment Agreement in effect as of the date thereof, (c) the issuance of Series A Preferred Shares pursuant to the warrant issued to Venture Investors Early Stage Fund II on February 11,

1999, and (d) the issuance of Series B Preferred Shares pursuant to the warrants issued to VI, Advantage and Avalon on November 14, 2000, and (e) pursuant to the terms of the Notes and Warrants.
     6.5 Shareholder-Employees’ Salaries. Increase the annual salaries of any Principal or executive officer of the Company in excess of the amount set forth on Schedule 6.5 to the Series C Investment Agreement.
     6.6 Amend, Violate Charter, Etc. Amend, violate or breach any of the provisions of its Articles of Incorporation, Bylaws, each as amended, any contract listed on Schedule 4.10 or any other material contract or amend the same.
     6.7 Compliance With Securities Laws. Directly or indirectly, sell any shares or other securities of the Company, or otherwise approach or negotiate with any Person with respect to any such transaction, except in compliance with applicable federal and state securities laws, including without limitation the registration requirements of the Securities Act.
     6.8 Dealings With Affiliates. Enter into any agreement in which the Company or any Affiliate of the Company unless such agreement has been approved by the Required Investors.
     6.9 Management. Allow any management personnel to organize or become engaged in any business activity that is in competition with the business of the Company. The Company shall not make any change in its officers or present management or make any significant change in its business.
     6.10 Pension and Profit-Sharing Plan or Arrangements. Establish any Employee Plan whereby any part of the profits or earnings of the Company are shared with any Person.
     6.11 Permitted Indebtedness. Create, incur, assume or permit to exist any Indebtedness or Liability, or any guarantee with respect to any such Indebtedness or Liability, except:
          (a) current trade payables;
          (b) rentals under leases with Persons who are not Affiliates of the Company for terms of three years or less of real or personal property leased by the Company from Persons who are not Affiliates of the Company in the ordinary course of business not exceeding, in the aggregate, Twenty-Five Thousand Dollars ($25,000) due in any fiscal year of the Company;
          (c) wages or other compensation due to its employees and agents for services actually performed;
          (d) Liabilities for customer deposits in reasonable amounts obtained in the ordinary course of business;

          (e) Liabilities for taxes not yet due; and
          (f) Indebtedness permitted under this Agreement.
     6.12 Liens. Create, assume or suffer to exist any Lien, other than Permitted Liens, Liens set forth on Schedule 3.9.
     6.13 Expenditures. Make or incur any expenditures (operating or capital expenditure) or incur lease obligations for fixed assets, in excess of the amounts approved by the Company’s Board of Directors and Required Investors pursuant to Section 5.17.
     6.14 Changes in Business. Enter into any business that is substantially different from the business currently conducted Company.
     6.15 Registration Rights. Except as set forth in Article IX, the Company shall not grant registration or similar rights to any Person without the prior written consent of the Required Investors.
ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES THEREFOR
     7.1 Events of Default. Each of the following events, acts, occurrences or conditions shall constitute an “Event of Default” under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any applicable law or Governmental Authority:
          (a) The Company shall fail to pay when due any payment of principal or interest or any distribution (in each case, whether or not funds are legally available therefor) payable under any Note, Warrant or the Underlying Shares and such failure shall remain unremedied for ten (10) days.
          (b) The Company shall fail to perform or observe any agreement, covenant or obligation arising under Sections 5.5, 5.7, 5.14, 10.2 or Article VI.
          (c) The Company shall fail to perform or observe any other agreement, covenant or obligation arising under this Agreement or any of the Loan Documents and such nonperformance or nonobservance shall continue for a period of greater than thirty (30) days after such failure to perform or observe commenced.
          (d) Any representation or warranty made by the Company herein, or in any statement or certificate furnished by the Company in connection with the transactions contemplated by this Agreement, proves untrue in any material respect as of the date of the issuance or making thereof.
          (e) The Company shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Indebtedness in the aggregate principal amount of Fifty Thousand Dollars ($50,000) or more, or shall default in the performance or observance of any obligation or condition with respect to any such Indebtedness or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment.
          (f) (i) The Company shall commence a voluntary case concerning itself under the Bankruptcy Code; (ii) an involuntary case is commenced against the Company and the petition is not controverted within ten (10) days, or is not dismissed within thirty (30) days, after commencement of the case; (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company, or the Company commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty (60) days; (iv) any order of relief or other order approving any such case or proceeding is entered; (v) the Company is adjudicated insolvent or bankrupt; (vi) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of thirty (30) days; (vii) the Company makes a general assignment for the benefit of creditors; (viii) the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (ix) the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (x) the Company shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; (xi) any corporate action is taken by the Company for the purpose of effecting any of the foregoing.
          (g) Any judgment, writ or warrant of attachment or of any similar post-judgment process in an amount in excess of Twenty-five Thousand Dollars ($25,000) shall be entered or filed against the Company or against any of its properties or assets and remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days.
          (h) Until the earlier to occur of (x) the consummation of a Qualified Public Offering by the Company, (y) the sale of all or substantially all of the Company’s Capital Stock through merger or otherwise (including all Preferred Shares and Common Shares held by the Investors), or (z) the Company sells all or substantially all of the Company’s assets for cash and/or securities registered under the Securities Act and promptly distributes such proceeds to its shareholders, the death of either of the Principals prior to June 30, 2005 and any time after June 30, 2005 if such Principal is employed either full or part-time by the Company after such date.

          (i) Until the earlier to occur of (x) the consummation of a Qualified Public Offering by the Company, (y) the sale of all or substantially all of the Company’s Capital Stock through merger or otherwise (including all Preferred Shares and Common Shares held by the Investors), or (z) the Company sells all or substantially all of the Company’s assets for cash and/or securities registered under the Securities Act and promptly distributes such proceeds to its shareholders, either of the Principal’s full-time (in the case of Paul J. Reckwerdt) and part-time (one-half day per week in the case of Dr. Thomas Rockwell Mackie) effort on the development of the Company shall cease for any reason (other than termination by the Company without Cause) prior to June 30, 2005; provided, that Dr. Thomas Rockwell Mackie shall be permitted to retain his existing faculty position at the University of Wisconsin-Madison. For purposes of this Section 7.1(h), “Cause” shall mean a basis of termination of Reckwerdt based on Reckwerdt’s willful and continued failure to substantially perform his legally assigned duties from the Company, or based on Reckwerdt’s material breach of any agreement with the Company. “Cause” also includes Reckwerdt’s engagement in conduct that is materially injurious to the Company or is likely to result in material discredit to or material loss of business, reputation or goodwill of the Company.
          (j) A Default or Event of Default (as each is defined in the Series A Investment Agreement) occurs pursuant to the Series A Investment Agreement, or a Default or Event of Default (as each is defined in the Series B Investment Agreement) occurs pursuant to the Series B Investment Agreement, or a Default or Event of Default (as each is defined in the Series C Investment Agreement) occurs pursuant to the Series C Investment Agreement.
     7.2 Notice to Investors. Upon the occurrence of any condition, event or act described in Section 7.1, the Company shall give written notice thereof to the Investors within five (5) Business Days of receiving knowledge of such condition, event or act.
     7.3 Remedies. Upon the occurrence of any Event of Default, (i) the entire unpaid principal of the Notes and the interest then accrued thereon shall become and be immediately due and payable without any further notice or demand of any kind or any presentment or protest, (ii) the Required Investors may, at their option and upon written notice to the Company, require the Company to reduce pro rata among all Investors, all or any portion of the outstanding principal and accrued but unpaid interest on the Notes, and (iii) each Investor may, subject to the consent of the Required Investors, exercise its Put in accordance with Article X. No remedy herein is intended to be or shall be construed to be exclusive of any other remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute.
     7.4 Appointment of Advisors. If any Event of Default shall continue for more than 15 days, the Required Investors under this Agreement, together with the Required Investors (as that term is defined in the Series A Investment Agreement) under the Series A Investment Agreement, the Required Investors (as that term is defined in the Series B Investment Agreement) under the Series B Investment Agreement, and the Required Investors (as that term is defined in the Series C Investment Agreement) under the Series C Investment Agreement, collectively, shall have the right to select accountants, legal counsel and other appropriate advisors who shall be immediately retained by the Company to represent the Company in connection with all pending matters.
     7.5 Expenses. The Company shall pay to the Investors all reasonable costs and expenses, including without limitation the fees and expenses of counsel, incurred in connection with any Event of Default or the enforcement by the Investors of any of its rights or remedies with respect thereto.
ARTICLE VIII
TRANSFERABILITY
     8.1 Transferability. Transfer of the Notes, Warrants, Series D Preferred Shares, Series C Preferred Shares or any other Capital Stock of the Company shall be made in accordance with this Agreement and the Shareholders Agreement and shall be made only on the books of the Company by the holder of record thereof or by its legal representatives who shall furnish proper evidence of authority to transfer, or by its attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Company subject, in the case of Underlying Shares, to the restrictions set forth in Sections 8.3 and 8.4 hereof. The holder in whose name the Underlying Shares stand on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes. For purposes of any transfer permitted under this Agreement, any certificate for shares of Capital Stock may be divided into denominations of one share or multiples thereof, upon surrender of such existing certificate at the principal office of the Company.
     8.2 Representations and Warranties of the Investors. Each Investor represents and warrants, solely as to itself, to the Company as follows:
          (a) It has received and reviewed the Company’s Articles of Incorporation and Bylaws, as amended, and the financial statements and projections referred to herein, and understands the nature and risks of the investment contemplated hereby, and has relied upon such documents, its own independent investigation and its independent advisors, if any, and has not relied upon any other offering materials or oral representations.
          (b) It has been informed by the Company in writing that neither the Notes, Warrants nor the Underlying Shares have been registered under the Securities Act or any applicable state securities laws because the offer and sale thereof is exempt from such registration pursuant to Sections 3(a)(11), 3(b) or 4(2) of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder and certain limited offering exemptions under state securities laws based in part upon its representations made herein.
          (c) It is undertaking the transactions contemplated herein for investment for its own account, not on behalf of others, and not with a view to resell or otherwise distribute the Notes, Warrants or Underlying Shares.

          (d) It will not attempt to sell or otherwise distribute the Notes, Warrants or Underlying Shares except in compliance with applicable federal and state securities laws, this Agreement and the Shareholders Agreement.
          (e) Its current financial condition is adequate to bear the substantial economic risks of this investment and, at the present time, it could afford a complete loss of such investment; it has sufficient knowledge and experience in investment, tax, venture capital and business matters in order to evaluate the merits and risks of such investment; and it is aware of the intended use of proceeds of such investment and the risks involved in a speculative enterprise such as the Company.
          (f) To the knowledge of such Investor, all communications and information, written or oral, concerning the Notes and the Warrants have been directed solely to Persons in, and have been received solely in, the states of Wisconsin, Michigan, Minnesota, Illinois, Florida, Pennsylvania, California, and the District of Columbia.
          (g) Such Investor is not liable for any finders’ fees, brokerage fees or similar fees or expenses in connection with entering into the transactions contemplated hereby.
          (h) Such Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D adopted by the SEC pursuant to the Securities Act.
     8.3 Restrictive Legends. Each stock certificate representing Underlying Shares issued to the Investors shall contain or otherwise be imprinted with the legends set forth in the Shareholders Agreement. Each Note and Warrant shall contain a legend that references the transfer restrictions contained in this Agreement. The Company shall place “stop transfer” instructions on its records and shall instruct any transfer agent to prevent the transfer of any Capital Stock owned by the Investors except in conformity with this Agreement and the Shareholders Agreement.
     8.4 Restrictions on Transfer. Until the Notes, Warrants, Series D Preferred Shares, Series C Preferred Shares or the Underlying Shares, as the case may be, have been registered under the Securities Act for public sale, no holder thereof shall sell, assign, pledge or otherwise dispose of any or all of such securities, except in accordance with this Agreement and the Shareholders Agreement. No holder of the Notes or the Warrants may make a transfer thereof without the prior written consent of the Company, except a transfer to (a) any Permitted Transferee, or (b) any Person to which such holder is selling its entire interest in the Capital Stock in accordance with the terms of the Shareholders Agreement.

ARTICLE IX
REGISTRATION RIGHTS
     9.1 Demand Registration.
          (a) The holders of a majority of all Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, and Underlying Shares of the Company (assuming that all Preferred Shares are converted into Common Shares), voting as a single class, shall have the right, exercisable by giving notice to the Company, to require the Company to file a registration statement under the Securities Act to register the offer and sale of all or any portion of such holders’ (the “Rightholders”) Common Shares in the Company (a “Demand Registration”); provided that the Company shall not be obligated to effect a registration pursuant to this Section 9.1 (other than a registration on Form S-2, Form S-3 or any successor form from and after the time the Company is eligible to use Form S-2, Form S-3 or any successor form, as applicable, as to which the Rightholders shall have unlimited rights to require the Company to effect a registration) on more than two occasions. In the event of such a demand, the Company and any other shareholders of the Company having registration rights shall have the right to include in such offering authorized but unissued Common Shares and Common Shares held by such shareholders, respectively, but only to the extent that, in the opinion of the managing underwriter(s) for such offering, the inclusion of such shares will not adversely affect the sale of shares by the Rightholders. The managing underwriter(s) for such offering shall be selected by the Company with the prior written approval of the Rightholders holding a majority of the Common Shares held by Rightholders to be offered for sale pursuant to the Demand Registration, which approval shall not be unreasonably withheld. In the event the Company has not selected an underwriter approved by such Rightholders within thirty (30) days of the Rightholders’ notice, the Rightholders holding a majority of the Common Shares held by Rightholders to be offered for sale pursuant to the Demand Registration may select the underwriter. The Company shall not be deemed to have effected a Demand Registration pursuant to this Section 9.1 unless the Rightholders shall have sold that number of shares representing at least fifty percent (50%) of the Preferred Shares (or an equivalent number of shares of Underlying Shares) then held by the Rightholders.
          (b) The Company may postpone for up to 180 days the filing or effectiveness of a registration statement with respect to a Demand Registration if the Company and the Rightholders holding a majority of the Common Shares held by Rightholders to be offered for sale pursuant to the Demand Registration agree that such Demand Registration might have an adverse effect on any proposed acquisition, merger, consolidation, tender offer or similar transaction. In the event of postponement, the Rightholders shall be entitled to withdraw such request and if withdrawn, such Demand Registration shall not be deemed a Demand Registration for purposes of this Section 9.1.
     9.2 Piggyback Registration. If at any time the Company proposes or is required to register any offering of Preferred Shares (now or hereafter issued) or Common Shares under the Securities Act, the Company will give written notice thereof to the holders of Preferred Shares at least thirty (30) days prior to the filing of a registration statement. Each holder of Preferred Shares shall have the right to include in such registration all or a portion of its Common Shares;

provided that the managing underwriter(s) for such offering agrees that inclusion of such holder’s shares will not adversely affect the sale of shares by the Company. If the managing underwriter(s) advise(s) the Rightholders in writing that marketing factors require a limitation of the number of Common Shares to be underwritten, then the Company shall so advise all Rightholders participating and the number of Common Shares that may be included in the registration and underwriting shall be allocated among all Rightholders in proportion, as nearly as practicable, to the respective amounts of Common Shares held by such Rightholders at the time of filing the registration statement. No Common Shares excluded from the underwriting by reasons of the underwriters’ marketing limitation shall be included in such registration. To facilitate the allocation of Common Shares in accordance with the above provisions, the Company or the underwriters may round the number of Common Shares allocated to any Rightholder to the nearest 100 shares.
     9.3 Registration Procedures.
          (a) Whenever the Company is required to effect the registration of any Common Shares under the Securities Act pursuant to Sections 9.1 or 9.2 (the “Subject Shares”), the Company will use its best efforts to effect the registration and sale of the Subject Shares in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Company will as soon as practicable:
     (i) prepare and file with the SEC a registration statement with respect to the Subject Shares in form and substance satisfactory to the Rightholders holding a majority of the Common Shares held by Rightholders to be offered for sale pursuant to the Demand Registration and use its best efforts to cause such registration statement to become effective as soon as practicable, but not later than 120 days after notice of a demand registration, and to maintain the effectiveness thereof until the Subject Shares have been sold thereunder;
     (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the applicable period and to comply with the provisions of the Securities Act with respect to the disposition of all Subject Shares covered by such registration statement; provided that, except to the extent otherwise provided by the Rightholders, all such amendments and supplements shall be provided to the Rightholders at least five days prior to filing and the Company shall not file any such amendment or supplement to which the Rightholders shall reasonably object.
     (iii) furnish to any Rightholder, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such Rightholder may reasonably request;

     (iv) use all reasonable efforts to register or qualify the Subject Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the managing underwriter(s) shall reasonably recommend, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Rightholders to consummate the disposition in such jurisdictions of the Subject Shares covered by such registration statement, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, (B) subject itself to taxation in any such jurisdiction wherein it is not so subject, or (C) consent to general service of process in any such jurisdiction or otherwise take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject;
     (v) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC;
     (vi) furnish, at the Company’s expense, unlegended certificates representing ownership of the securities being sold in such denominations as shall be requested and instruct the transfer agent, if any, to release any stop transfer orders with respect to the Subject Shares being sold;
     (vii) notify the Rightholders at any time when a prospectus relating to the Subject Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, and the Company shall, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Subject Shares such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
     (viii) enter into customary agreements (including an underwriting agreement in customary form in the case of an underwritten offering); make such representations and warranties to the Rightholders and the underwriters as in form and substance are customarily made by issuers to underwriters in underwritten offerings and take such other actions as the Rightholders or the managing underwriter(s) reasonably require in order to expedite or facilitate the disposition of such Subject Shares;
     (ix) make available for inspection by the Rightholders (or any of them), any underwriter or agent participating in any disposition pursuant to such registration statement, and any attorney, accountant or other similar professional advisor retained by the Rightholders (or any of them) or any such underwriter or agent, all pertinent financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such inspector in connection with such registration statement;
     (x) obtain for delivery to the Company, any such underwriter or agent, with copies to the Rightholders, a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the Rightholder or the managing underwriter(s) reasonably request;
     (xi) obtain for delivery to the Rightholders and any such underwriter or agent an opinion or opinions from counsel for the Company in customary form and reasonably satisfactory to the Rightholders and such underwriters or agents and their counsel;
     (xii) make available to its security holders earnings statements, which need not be audited, satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days after the end of the 12-month period beginning with the first month of the Company’s first quarter commencing after the effective date of such registration statement, which earnings shall cover such 12-month period;
     (xiii) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the effectiveness of such registration statement at the earliest possible moment;
     (xiv) cause the Subject Shares to be registered with or approved by such other Governmental Authority as may be necessary to enable the Rightholders or the underwriter or underwriters to consummate the disposition of such securities;
     (xv) cooperate with the Rightholders and the managing underwriter(s) or any other interested party (including any interested broker-dealer) in making any filings or submission required to be made, and the furnishing of all appropriate information in connection therewith, with the National Association of Securities Dealers, Inc. (“NASD”);
     (xvi) cause all Subject Shares to be listed on such national securities exchange(s) or the National Association of Securities Dealers National Market System as the Rightholders may reasonably request and, if any similar securities issued by the Company are then listed on any securities exchanges or national market systems, to also list all such Subject Shares on such securities exchanges or national market systems, and enter into such customary agreements, including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and provide a transfer agent and registrar for such Subject Shares covered by such registration statement no later than the effective date of such registration statement; and
     (xvii) take all other steps necessary to effect the registration of the Subject Shares contemplated hereby.

          (b) The Rightholders shall provide all information and materials and take all action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and any applicable state securities laws and to obtain any desired acceleration of the effective date of any registration statement prepared and filed by the Company pursuant to this Agreement.
          (c) The Rightholders shall, if requested by the Company or the managing underwriter(s) in connection with any proposed registration and distribution pursuant to this Agreement, (i) agree to sell the Subject Shares on the basis provided in any underwriting arrangements entered into in connection therewith that are customary for similar offerings and (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customary in similar offerings, all in form and substance reasonably satisfactory to such Rightholder.
          (d) Upon receipt of any notice from the Company that the Company has become aware that the prospectus (including any preliminary prospectus) included in any registration statement filed pursuant to Sections 9.1 or 9.2, as then in effect, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Rightholders shall forthwith discontinue disposition of the Subject Shares pursuant to the registration statement covering the same until the Rightholders’ receipt of copies of a supplemented or amended prospectus and, if so directed by the Company, deliver to the Company (at the Company’s expense) all copies other than permanent file copies then in the Rightholders’ possession, of the prospectus covering the Subject Shares that was in effect prior to such amendment or supplement.
          (e) The Company shall pay all expenses incurred in connection with any registration statements filed pursuant to this Agreement, including without limitation all SEC and blue sky registration and filing fees (including NASD fees), printing expenses, transfer agents and registrars’ fees, fees and disbursements of the Company’s counsel and accountants and fees and disbursements of experts used by the Company in connection with such registration statement and the reasonable fees and disbursements of counsel(s) to the Rightholders; provided that the Rightholders shall pay their pro rata share of all underwriting discounts and commissions attributable to the Subject Shares sold by the Rightholders pursuant to any such registration statement.
     9.4 Indemnification of the Rightholders.
          (a) In connection with any registration pursuant to Sections 9.1 or 9.2, the Company shall agree to indemnify and hold harmless the Rightholders and each Person, if any, who controls such Rightholder (or transferee of all the rights hereunder), within the meaning of Section 15 of the Securities Act against (i) all loss, liability, claim, damage and expense whatsoever arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus, the registration statement or the prospectus (as amended or supplemented), or in any application or other document executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Subject Shares under the securities laws thereof or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any other violation of applicable federal or state statutory or regulatory requirements or limitations relating to action or inaction by the Company in the course of preparing, filing, or implementing such offering; provided that the Company shall not be liable for any loss, liability, claim, damage or expense arising out of or based upon any such untrue or alleged untrue statement or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Rightholder expressly for use in the preparation of the registration statement and (ii) all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of the Company.
          (b) The Company shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim, but if the Company elects to assume such defense, such defense shall be conducted by counsel chosen by it; provided that such counsel is satisfactory to the Rightholders. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the selling shareholders or controlling persons, and defendants in the suit, shall, after the date they are notified of such election, bear the fees and expenses of any additional counsel thereafter retained by them in connection with such action.
          (c) Each Principal in any registered offering pursuant to Sections 9.1 or 9.2 shall agree, severally and not jointly, to indemnify and hold harmless each of the Rightholders and each of its officers and directors and agents, and each other Person, if any, who controls the Rightholders within the meaning of Section 15 of the Securities Act against any and all such losses, liabilities, claims, damages and expenses as are indemnified against by the Company under Section 9.4(a)-(b), but only to the extent that such losses, liabilities, claims, damages and expenses are based upon untrue statements or omissions in any document referred to in Section 9.4(a)-(b) in reliance upon, and in conformity with, written information furnished in respect of such shareholders by or on behalf of such Principal expressly for use therein. If any action shall be brought against any Rightholder or any other Person for which indemnification may be sought under this Section 9.4(c), such Principal shall have the rights and duties identical to those of the Company, and the Company and each other Person so indemnified shall have the rights and duties given to the Principal, pursuant to Section 9.4(a)-(b). Any Person seeking indemnification pursuant to this Section 9.4(c) shall promptly notify the applicable Principal after the assertion of such claim.
     9.5 Indemnification of the Company. Each Rightholder in any registered offering pursuant to Sections 9.1 or 9.2 shall agree, severally and not jointly, to indemnify and hold harmless the Company and each of the officers and directors and agents of it and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all such losses, liabilities, claims, damages and expenses as are indemnified against by the Company under Section 9.4, but only to the extent that such losses, liabilities, claims, damages and expenses are based upon untrue statements or omissions in any document referred to in Section 9.4 in reliance upon, and in conformity with, written information furnished in respect of such shareholders by or on behalf of such Rightholder expressly for use therein. If any action shall be brought against the Company or any other Person for which indemnification may be sought under this Section 9.5, such Rightholder shall have the rights and duties identical to those of the Company, and the Company and each other Person so indemnified shall have the rights and duties given to the Rightholder, pursuant to Section 9.4. Any Person seeking indemnification pursuant to this Section 9.5 shall promptly notify the applicable Rightholder after the assertion of such claim.
     9.6 Rule 144 and Rule 144A. The Company shall file in a timely manner all reports required to be filed by it under the Securities Act and the Securities Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of the Investors (as such term is defined in this Agreement, the Series A Investment Agreement, the Series B Investment Agreement, or the Series C Investment Agreement, as applicable), make publicly available other information so long as necessary to permit sales under Rule 144 and Rule 144A under the Securities Act), and it will take such further action as such Investors may reasonably request, all to the extent required from time to time to enable any of such Investors to sell Capital Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulations hereafter adopted by the SEC. Upon the request of any such Investor, the Company will deliver to such Investor a written statement as to whether it has complied with such requirements. In addition, the Company agrees that for a period of 18 months following the date on which a registration statement filed pursuant to Sections 9.1 or 9.2 shall have become effective, the Company shall not deregister such securities under Section 12 of the Securities Exchange Act.
     9.7 Transferability. Each Rightholder may transfer its rights under Article IX, but only in connection with a sale or transfer to the following Persons: (a) any Permitted Transferee (as such term is defined in this Agreement or in the Series A Investment Agreement, the Series B Investment Agreement, or the Series C Investment Agreement, as applicable), (b) any Person if the Rightholder is selling the number of Subject Shares equal to at least ten percent (10%) of the number of shares of Capital Stock owned by the Rightholder on the Closing Date (as such term is defined in this Agreement or in the Series A Investment Agreement, the Series B Investment Agreement, or the Series C Investment Agreement, as applicable), including shares issuable upon the conversion of the Notes and the exercise of the Warrants and any other options, warrants or other convertible securities owned by such Rightholder as of such date (or an equivalent number of shares of Underlying Shares), adjusted for any stock dividend, stock splits and the like as provided for in the Shareholder Agreement; and (c) any Person if the Rightholder is selling its entire interest in the Capital Stock.
     9.8 No Further Grants of Registration Rights The Company will not grant to any present or future shareholder any further registration rights without the consent of a majority of the holders of the Preferred Shares, voting as a single class.

ARTICLE X
PUT OPTION; CO-SALE RIGHTS
     10.1 Grant of Put. The Company hereby irrevocably grants and issues to each Investor the right and option to sell to the Company (the “Put”) all or any portion of the Preferred Shares issued upon the conversion of the Notes or exercise of the Warrants or the Common Shares into which the Preferred Shares have been converted (the “Put Shares”) held by such Investor, on the terms set forth in this Article X.
     10.2 Exercise of Put.
          (a) Subject to the provisions of Sections 10.2 and 10.3, at any time after December 31, 2005, upon the consent of the holders of at least three-quarters (3/4) of the Preferred Shares, voting as a single class, each Investor may, upon written notice to the Company, require the Company to redeem all or any portion of the Put Shares held by the Investors. If any Investor shall elect to have the Company redeem all or any portion of its Put Shares, the redemption price shall be an amount equal to the greater of (i) (A) the Automatic Conversion Price per share with respect to Series D Preferred Shares, or, if there is no Automatic Conversion, (B) $8.178 per Put Share (subject to adjustment as provided in Section 10.4), plus all accrued but unpaid dividends, if any (the “Purchase Amount”) and (ii) the Fair Market Value of the Put Shares.
          (b) In addition to the Investors’ rights under Section 10.2(a), at any time following the occurrence of any Event of Default and following the approval of the Required Investors as provided in Section 7.3, each Investor may, at its option and upon written notice to the Company, require the Company to redeem all or any portion of the Put Shares held by the Investor. If any Investor shall elect to have redeemed all or a portion of its Put Shares the redemption price shall be an amount equal to the greater of (i) the Purchase Amount or (ii) the Fair Market Value of the Put Shares.
          (c) In the case of any redemption of Put Shares, the redemption price shall be paid by certified check not more than ninety (90) days after the date of the Investor’s notice of election to exercise the Put.
          (d) For purposes of this Article X, “Fair Market Value” shall mean the price which a willing purchaser would pay and a willing seller would accept for the Put Shares, both being fully informed of the relevant facts and neither being under a compulsion to purchase or sell, without giving a discount for lack of liquidity, marketability or minority interest status (if applicable). Fair Market Value shall be determined by an independent and qualified appraiser mutually selected by the Company and holders of at least 75% of the then outstanding Put Shares. If the Company and such shareholders cannot agree on an appraiser, such shareholders, collectively, shall select one appraiser, and the Company shall select one appraiser. Such appraisers will then select a third appraiser. All three appraisers shall then valuate the Put Shares in accordance with this Section 10.2(d), and the Fair Market Value shall be the median valuation of such shares. All costs of any appraisal under this Section 10.2(d) shall be paid by the Company.
     10.3 Reasonable Actions. In the event that any payment to be made by the Company is prohibited by applicable provisions of corporate law or by any other applicable law, then such payment shall be immediately made by the Company at the next earliest time, and to the extent possible, when compliance with said law may be effected, and the Company agrees that it will execute all such documents and take all such other steps as may be necessary to expedite and effectuate to the extent possible such compliance. In that event, the Company agrees to support and cooperate with the Investors and to take such actions from time to time as the Investors may reasonably propose including, but not limited to, the sale of designated assets of the Company in order to facilitate the repurchase of the Put Shares or to protect the investment of the Investors in the Company; provided that such actions do not materially impair either the business operations of the Company or the rights of the Company’s creditors to any significant extent or the general rights that the holders of Common Shares have under law upon a liquidation of the Company or sale of all or substantially all of the Company’s assets; provided, however, that nothing contained herein shall be construed to require the contribution by the Principals or the Investors of additional capital to the Company or otherwise create personal liability for the Principals or the Investors.
     10.4 Adjustment of Purchase Price. In the event of any stock dividend, stock split, combination of shares, subdivision or other recapitalization of the Put Shares or the Underlying Shares, then the number of Put Shares and the purchase price per Put Share set forth in Section 10.2 shall be proportionately adjusted to take into account each of any such events, so that upon the exercise of the Put provided for herein, the Investors shall be entitled to receive such aggregate purchase price for all Put Shares, upon exercise of the Put, after the happening of any such event as it would have been entitled to do or receive had the Put been exercised with respect to all such Put Shares immediately prior to the happening of any such event.
     10.5 Co-Sale Rights. All rights of the Investors set forth in Article III of the Shareholders Agreement shall apply to the Preferred Shares and Underlying Shares (which shall be deemed to be outstanding for purposes of such Article III), in addition to any other Capital Stock now owned or hereafter acquired by the Investors.
ARTICLE XI
INDEMNIFICATION
     11.1 Indemnification.
          (a) The Company agrees to indemnify, pay and hold each of the Investors and their members, employees and agents and their respective Affiliates (collectively called the “Indemnitees”) harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitee, as a result of the violation or breach of any representation, warranty or covenant of the Company under this Agreement or the transactions contemplated hereby or otherwise asserted against the Company or the Investors in connection with the transactions contemplated by this Agreement (a “Claim”). If any indemnity provided for in the preceding sentence is not available solely because it is found to be contrary to public policy or otherwise unlawful, then the Company and the Indemnities shall contribute to the amount payable in such proportion as is appropriate to reflect the relative faults and benefits and any other relevant equitable considerations.
          (b) If any Claim or alleged Claim shall be brought against any Indemnitee in respect of which such Indemnitee may be indemnified under this Section 11.1 by the Company, such Indemnitee shall promptly notify the Company in writing. The Company at its option may assume the defense of any action in respect of which it has acknowledged its obligation to indemnify such Indemnitee under this Section 11.1. If the Company assumes the defense of any action, such Indemnitee shall not be liable for any settlement thereof without its consent (but such consent will not be unreasonably withheld). If the Company assumes the defense of any such action, such Indemnitee shall have the right to employ separate counsel in such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnitee unless in the reasonable opinion of such Indemnitee there may be a conflict between the positions of the Company and of such Indemnitee in conducting the defense of such action or that there may be legal defenses available to such Indemnitee different from or in addition to those which counsel to the Company would be able to raise, in which event the fees and expenses of such counsel shall be paid by the Company.
          (c) Without limiting the generality of the indemnity set out in Section 11.1(a) above, the Company shall defend, protect, indemnify and hold harmless the Investors and all other Indemnitees from and against any and all actions, causes of action, suits, losses, liabilities, damages, injuries, penalties, fees, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, the Investors or any other Indemnitee pursuant to Environmental Laws with respect to the past, present or future operations or facilities of the Company, any Subsidiary or any predecessors, successors, or Affiliates thereof.
     11.2 Taxes. The Company agrees to pay all governmental assessments, charges or taxes (except income or other similar taxes imposed on the Investors), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution, delivery or performance of this Agreement or the issuance or existence of the Shares, by reason of an existing or hereafter enacted federal, state or local statute, and to indemnify and hold the Investors harmless against liability in connection with any such assessments, charges or taxes.

ARTICLE XII
ADDITIONAL PROVISIONS
     12.1 Expenses.
          (a) The Company agrees to pay promptly all expenses incurred by it in connection with the performance of its obligations hereunder. On such Closing Date, the Company shall pay all of the legal fees and expenses, accounting fees and other expenses incurred to date in connection with this Agreement and the transactions contemplated hereby as set forth in Section 5.12.
          (b) The Company shall pay all governmental charges, stamp, issuance or other taxes that are imposed, rated or determined at any time to be payable under any existing or hereafter adopted federal or other laws in connection with the existence, execution, issuance or delivery of this Agreement, the Notes, the Warrants or any of the Underlying Shares to be issued to the Investors by the Company.
          (c) The Company shall pay promptly all out-of-pocket expenses reasonably incurred by the Investors (including the reasonable fees and disbursements of counsel) in connection with any consent, waiver, modification or amendment and any enforcement or other costs incurred upon an Event of Default or otherwise relating to this Agreement.
     12.2 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Investors and the Company and their respective successors and assigns, and, except as otherwise expressly provided in any particular provision hereof, any subsequent holder of the Notes, Warrants or Underlying Shares.
     12.3 Notices. All communication or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given or made when delivered in hand, deposited in the mail, or sent by facsimile. Communications or notices shall be delivered personally or by certified or registered mail, return receipt requested and postage prepaid, or by facsimile with evidence of transmission, and addressed as follows, unless and until such parties notifies the other in accordance with this section of a change of address:

(a)	if to the Company
	or the Principals:	TomoTheray Incorporated 1240 Deming Way Madison, WI 53717-1954 (608) 824-2800 (608) 824-2996 (fax)

copy to:	Michael E. Skindrud, Esq. LaFollette Godfrey & Kahn One East Main Street, Suite 500 Madison, WI 53703 (608) 257-3911 (608) 257-0609 (fax)
(b) if to the Investors, at the addresses set forth on their respective signature page hereto.
     12.4 No Waiver; Remedies Cumulative. No delay on the part of the Investors or any other holder of the Notes, Warrants or Underlying Shares in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are in addition to all right or remedies which the Investors and such other holders otherwise may have in law or in equity or by statute or otherwise. Without limiting the generality of the of the foregoing, nothing in this Agreement shall be deemed to preclude or be in lieu of any right or remedy that the Investors or other holders may have in law or in equity or by statute or otherwise against the Company or any other Person based upon any fraud (whether or not the matter to which the fraud related also constitutes an Event or Default hereunder).
     12.5 Amendments and Waivers. Except as otherwise provided in this Agreement, any change or amendment to this Agreement or any waiver hereunder shall be effective only if in writing and signed by the Company, the Principals and the Required Investors.
     12.6 Severability. If any provision of this Agreement is held for any reason to be unenforceable, the remainder of this Agreement shall remain in full force and effect.
     12.7 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
     12.8 Governing Law. This Agreement is made in the State of Wisconsin and shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, without reference to principles of conflicts of law.
     12.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     12.10 Further Assurances. The Company agrees, and shall cause its officers, to execute any other documents or take any other actions reasonably requested by the Investors to fulfill the transactions described in and contemplated by this Agreement.

     12.11 Waiver of Jury Trial. THE COMPANY AND THE INVESTORS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni
Chief Executive Officer
With respect to Sections 4.2, 4.5, 4.19 and 4.23, 5.18, 9.4(c), and 12.2-12.11.

/s/ Thomas Rockwell Mackie

Thomas Rockwell Mackie

/s/ Paul J. Reckwerdt

Paul J. Reckwerdt
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer
AVALON TECHNOLOGIES, LLC
By: Avtech Ventures, LLC, Managing Member

By:	/s/ Gary L. Shields

Name:	Gary L. Shields

Title:	Managing Member

Notices:	Avalon Technology, LLC
c/o Avtech Ventures, LLC
1201 Camino Del Mar, Suite 215
Del Mar, CA 92014
Attn: Gary L. Shields
Phone: (858) 356-3560, ext. 301
Fax:(858) 356-3563

Email: gshields@avtechventures.com
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer
OPEN PRAIRIE VENTURES I. L.P.
By: Open Prairie Venture Management I,
LLC, General Partner
By: Open Prairie Ventures, Inc., Manager

By:	/s/ Dennis D. Spice

Name:	Dennis D. Spice

Title:	Vice President

Notices:	Open Prairie Ventures 115 North Neil Street, Suite 209 Champaign, IL 61820 Attn: Jim Schultz Phone: (217) 351-7000 Fax: (217) 351-7051 Email: jschultz@openprairie.com
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer
STATE OF WISCONSIN INVESTMENT
BOARD

By:	/s/ Jon Vanderploeg

Name:	Jon Vanderploeg

Title:	Portfolio Manager

Notices:	State of Wisconsin Investment Board 121 East Wilson Street Madison, WI 53702 Facsimile: (608) 266-2436
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer
ADVANTAGE CAPITAL WISCONSIN
PARTNERS I, LIMITED PARTNERSHIP
By: Venture Investors LLC, Sub-Manager

By:	/s/ John Neis

Name:	John Neis

Title:	Member

Notices:	c/o Venture Investors LLC 505 South Rosa Road, #100 Madison, WI 53719 Attn: John Neis, Managing Member Phone: (608) 441-2700 Fax: (608) 441-2727 Email: john@ventureinvestors.com
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer
VENTURE INVESTORS EARLY STAGE
FUND III LIMITED PARTNERSHIP
By: Venture Investors LLC, General Partner

By:	/s/ John Neis

Name:	John Neis

Title:	Member

Notices:	c/o Venture Investors LLC 505 South Rosa Road, #100 Madison, WI 53719 Attn: John Neis, Managing Member Phone: (608) 441-2700 Fax: (608) 441-2727 Email: john@ventureinvestors.com
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer
BAIRD VENTURE PARTNERS I,
LIMITED PARTNERSHIP
By: Baird Venture Partners Management
Company I, L.L.C., General Partner

By:	/s/ Gordon Pan

Name:	Gordon Pan

Title:	Director

Notices:	c/o Baird Venture Partners
227 West Monroe Street, 22nd Floor
Chicago, IL 60606
Attn: Gordon Pan
Phone: (312) 609-5498
Fax: (312) 609-4707
Email: gpan@rwbaird.com
Attn: Betsy Lazzara
Phone: (312) 609-4989
Email: elazzara@rwbaird.com

And	c/o Baird Venture Partners Suite 175C 505 South Rosa Road Madison, WI 53719 Attn: Tim Mathison Phone: (608) 441-2900 Fax” (608) 441-2901 Email: tmathison@rwbaird.com
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer
MAYO FOUNDATION FOR MEDICAL
EDUCATION AND RESEARCH

By:	/s/ Jonathan J. Oviatt

Name:	Jonathan J. Oviatt

Title:	Secretary

Notices:	Nathan L. Stacy Mayo Medical Ventures 200 First Street S.W. Rochester, MN 55905 Phone: (507) 538-1652 Fax: (507) 284-5410 Email:stacy.nathan@mayo.edu
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer
780 PARTNERS

By:	/s/ Richard J. Bliss

Name:	Richard J. Bliss

Title:	Managing Partner

Notices:	c/o Godfrey & Kahn, S.C. 780 North Water Street Milwaukee, WI 53202-3590 Attn: Richard J. Bliss, Esq. Phone: (414) 273-3500 Fax: (414) 273-5198 Email: rbliss@gklaw.com
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer
BVP I AFFILIATES FUND LIMITED
PARTNERSHIP
By: Baird Venture Partners Management
Company I, L.L.C., General Partner

By:	/s/ Gordon Pan

Name:	Gordon Pan

Title:	Director

Notices:	c/o Baird Venture Partners
227 West Monroe Street, 22nd Floor
Chicago, IL 60606
Attn: Gordon Pan
Phone: (312) 609-5498
Fax: (312) 609-4707
Email: gpan@rwbaird.com
Attn: Betsy Lazzara
Phone: (312) 609-4989
Email: elazzara@rwbaird.com
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer

/s/ Terry F. Kelly

/s/ Mary W. Kelly

Terry F. and Mary W. Kelly

Notices:	Terry F. and Mary W. Kelly 1007 Hillside Avenue Madison, WI 53705 Email:tkelly@wxc.com
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer
DD&G PARTNERSHIP

By:	/s/ David Hackworthy

Name:	David Hackworthy

Title:	Partner

Notices:	DD&G Partnership c/o David C. Hackworthy P.O. Box 392 Madison, WI 53701 Phone: (608) 251-2351 Email: dhackworthy@rwbaird.com
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer

/s/ Paul Reckwerdt

Paul Reckwerdt

Notices:	TomoTherapy Incorporated Attention: Paul Reckwerdt 1240 Deming Way Madison, WI 53717-1954
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer
THE ENDEAVORS GROUP, LLC

By:	/s/ Kevin Lindsey

Name:	Kevin Lindsey

Title:	Business Manager

Notices:	The Endeavors Group, LLC Attn: Kevin Lindsey 9100 N. Swan Rd. Milwaukee, WI 53224 Phone: (414) 355-3000 Fax: (414) 355-8060 Email: klindsey@execpc.com
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer

/s/ John Barni

John Barni

Notices:	TomoTherapy Incorporated Attention: Jonn Barni 1240 Deming Way Madison, WI 53717-1954
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer

/s/ Steve Hathaway

Steve Hathaway

Notices:	TomoTherapy Incorporated Attention: Steve Hathaway 1240 Deming Way Madison, WI 53717-1954
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer

/s/ Michael G. Laskis

Michael G. Laskis

Notices:	Michael G. Laskis c/o Foley & Lardner 150 E. Gilman Street Madison, WI 53703-2808 Phone: (608) 257-5035 Fax: (608) 258-4258 Email: mlaskis@foleylaw.com
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer

/s/ Anne E. Ross

Anne E. Ross

Notices:	Anne E. Ross c/o Foley & Lardner 150 E. Gilman Street Madison, WI 53703-2808 Phone: (608) 257-5035 Fax: (608) 258-4258 Email: aross@foleylaw.com
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer

/s/ Dennis Skogen

Dennis Skogen

Notices:	Dennis Skogen 3154 Wacheeta Trail Madison, WI 53711 Phone: (608) 222-8600 Email: skogen@safetyengineering.com; or dennis@skogen.com
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer

/s/ Wade Fetzer III

Wade Fetzer III

Notices:	Wade Fetzer III

c/o Goldman, Sachs & Co. 4900 Sears Tower Chicago, IL 60606

Email: wade.fetzer@gs.com
[Signature Page of Note and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOMOTHERAPY INCORPORATED

By:	/s/ John J. Barni

John J. Barni Chief Executive Officer

/s/ David G. Walsh

David G. Walsh

Notices:	David G. Walsh

c/o Foley & Lardner 150 E. Gilman Street Madison, WI 53703-2808 Phone: (608) 257-5035 Fax: (608) 258-4258 Email: dwalsh@foleylaw.com
[Signature Page of Note and Warrant Purchase Agreement]

APPENDIX I
List of Investors
AVALON TECHNOLOGIES, LLC
OPEN PRAIRIE VENTURES I. L.P.
STATE OF WISCONSIN INVESTMENT BOARD
ADVANTAGE CAPITAL WISCONSIN PARTNERS I, LIMITED PARTNERSHIP
VENTURE INVESTORS EARLY STAGE FUND III LIMITED PARTNERSHIP
BAIRD VENTURE PARTNERS I, LIMITED PARTNERSHIP
MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH
780 PARTNERS
BVP I AFFILIATES FUND LIMITED PARTNERSHIP
DD&G PARTNERSHIP
PAUL RECKWERDT
THE ENDEAVORS GROUP, LLC
JOHN BARNI
STEVE HATHAWAY
MICHAEL G. LASKIS
ANNE E. ROSS
DENNIS SKOGEN
WADE FETZER III
DAVID G. WALSH
TERRY F. AND MARY W. KELLY

Appendix I-1

EXHIBIT A
FORM OF BORROWING REQUEST

A-1

EXHIBIT B
FORM OF COLLATERAL ASSIGNMENT

B-1

EXHIBIT C
FORM OF SECURITY AGREEMENT

C-1

EXHIBIT D
FORM OF NOTE

D-1

EXHIBIT E
FORM OF WARRANT

E-1

EXHIBIT F
FORM OF OPINION OF COUNSEL

F-1

SECOND AMENDMENT, WAIVER, AND CONSENT
TO
NOTE AND WARRANT PURCHASE AGREEMENTS
     This Second Amendment, Waiver, and Consent to Note and Warrant Purchase Agreements (this “Second Amendment”) is dated as of February 18, 2004, and entered into by and among TomoTherapy Incorporated, a Wisconsin corporation (the “Company”), Dr. Thomas Rockwell Mackie (“Mackie”), Paul J. Reckwerdt (“Reckwerdt”; and together with Mackie, the “Principals”), the undersigned holders (the “Bridge Round Investors”) of the Company’s 12% Convertible Notes dated May 1, 2003 (the “Bridge Round Notes”) and issued pursuant to that certain Note and Warrant Purchase Agreement among the parties dated May 1, 2003 (the “Bridge Round Investment Agreement”), and Advantage Capital Wisconsin Partners I, Limited Partnership (“Advantage”) as the holder of that certain Unsecured Note issued by the Company on October 23, 2003, pursuant to that certain Unsecured Note and Warrant Purchase Agreement dated October 23, 2003, by and among the Company, the Principals, and Advantage (the “Unsecured Note Agreement”). This Second Amendment amends certain terms of the Bridge Round Investment Agreement and provides waivers to certain terms of both the Bridge Round Investment Agreement and the Unsecured Note Agreement and consents to the transactions contemplated by the certain Series D Investment Agreement of even date herewith by and among the Company and the investors named therein (the “Series D Investment Agreement”).
     WHEREAS, the Company and the Principals have requested that the Bridge Round Investors amend certain terms of the Bridge Round Investment Agreement and that the Bridge Round Investors and Advantage waive certain covenants contained in each of the Bridge Round Investment Agreement and the Unsecured Note Agreement, and provide certain consents, in connection with the transactions contemplated by the Series D Investment Agreement; and
     WHEREAS, the terms of the Bridge Round Investment Agreement require the written approval of the Company, the Principals, and the holders of not less than 75% of the outstanding principal balance of all Bridge Round Notes to amend and waive certain provisions of that agreement and the written approval of the holders of not less than 75% of the outstanding principal balance of all Bridge Round Notes to waive certain other terms thereof; and
     WHEREAS, the terms of the Unsecured Note Agreement require the written approval of the Company, the Principals, and Advantage to waive certain terms and the written approval of Advantage to waive other provisions; and
     WHEREAS, the undersigned Bridge Round Investors, constituting the holders of at least 75% of the outstanding principal balance of all Bridge Round Notes, Advantage, the Company, and the Principals have agreed to amend certain terms of the Bridge Round Investment Agreement, waive certain covenants of the Bridge Round Investment Agreement and the Unsecured Note Agreement, and provide the requested consents in connection with the transactions contemplated by the Series D Investment Agreement, subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Amendments to Bridge Round Investment Agreement. Section 2.2(a) of the Bridge Round Investment Agreement is hereby amended and restated, in its entirety, to read as follows:
     “2.2 Note Conversion.
     (a) Upon (i) the Company’s receipt of not less than $5,000,000 in gross proceeds from the sale of its Series D Convertible Preferred Stock (“Series D Preferred Shares”) from an institutional investor and other investors on or before the Maturity Date (a “Qualified Series D Financing”), or (ii) the written consent of the Required Investors to automatically convert all the Notes (“Consent to Conversion”) at or after the Maturity Date (unless the Company has submitted to the Investors holding Notes a Repayment Notice, in which case such Consent to Conversion may be submitted at any time following the submission of the Repayment Notice but prior to the actual repayment date), then the outstanding principal balance and all accrued and unpaid interest in respect of all of the Notes shall automatically be converted to Series D Preferred Shares (an “Automatic Conversion”); provided however, if upon a Consent to Conversion there is not any Series D Preferred Shares authorized, then the outstanding principal balance and all accrued and unpaid interest in respect of the Notes shall automatically be converted to Series C Preferred Shares; provided further, if upon a Consent to Conversion there are any Series D Preferred Shares authorized, the Required Investors shall decide in such written consent whether to convert the outstanding principal balance and all accrued and unpaid interest in respect of the Notes into either Series D Preferred Shares or Series C Preferred Shares. If the Notes are to be converted into Series D Preferred Shares, the conversion price shall be equal to the lowest price per share paid in the Qualified Series D Financing or if there has been no Qualified Series D Financing, the lowest price paid for any Series D Preferred Shares (the “Series D Conversion Price”). If the Notes are to be converted into Series C Preferred Shares, the conversion price shall equal $8.178 per share (subject to the adjustments specified in the Notes) (the “Series C Conversion Price”; the Series C Conversion Price and the Series D Conversion Price are collectively referred to as the “Conversion Price”). Upon the request of the Company following an Automatic Conversion, the Investors shall deliver the Notes to the Company for cancellation, and the Company shall issue and deliver stock certificates representing the Series D Preferred Shares or Series C Preferred Shares, as the case may be, in such converted amount to each Investor. The Company and the Investors shall execute and deliver cross-receipts acknowledging such Automatic Conversion. Upon a Qualified Series D Financing, the amount of the accrued but unpaid interest to be converted to Series D Preferred Shares under this Section 2.2(a) shall be determined as of a conversion date on or within five (5) business days of the closing of the Qualified Series D Financing, provided that (i) if such conversion date is prior to such closing, the Company shall deliver to each Investor upon such closing a cash payment equal to the interest that would otherwise have accrued with respect to each Investor’s Note between the conversion date and the closing; and (ii) the Company shall provide the Investors with advance notice of such conversion date not less than five (5) business days prior thereto.

Upon a Qualified Series D Financing, each Investor shall be entitled to (but shall not be obligated to) execute counterparts of, and become a party to, the investment agreement and related agreements to be entered into in connection with the Qualified Series D Financing; provided, that upon their execution of such investment agreement and related agreements in connection with the Qualified Series D Financing or if an Investor refuses to execute such investment agreement and related agreements, the Series D Preferred Shares held by such Investor shall cease to be covered by this Agreement.”
     2. Waiver and Consent – Series D Investment Agreement. Solely in connection with the transactions contemplated under the Series D Investment Agreement and subject to the satisfaction of the conditions set forth in Section 5 of this Second Amendment, the Bridge Round Investors, Advantage, the Principals, and the Company hereby consent to the transactions contemplated by the Series D Investment Agreement, including the transactions described in Section 6, below, and waive, and consent to the waiver of, the Company’s compliance with the following covenants contained in each of the Bridge Round Investment Agreement and the Unsecured Note Agreement:
          (a) Delivery of Annual Financial Statements. For fiscal year 2003 only, the requirement of the Company under Section 5.4(c) of both the Bridge Round Investment Agreement and the Unsecured Note Agreement to provide each Bridge Round Investor and Advantage with audited annual financial statements within ninety (90) days after the last day of each fiscal year, provided, however, that the Company shall deliver such 2003 financial statements to each Bridge Round Investor and Advantage no later than May 17, 2004.
          (b) Preemptive Rights. Other than with respect to that number of the Series D Preferred Shares allocated and offered to the Bridge Round Investors and Advantage as shown on Exhibit A attached hereto, the requirement of the Company to provide each Bridge Round Investor and Advantage with their full and equal preemptive rights under Section 5.15 of the Bridge Round Investment Agreement and Section 5.14 of the Unsecured Note Agreement to maintain their respective percentage ownership of Common Shares, or other securities convertible into Common Shares.
          (c) Change Capital Structure. The restriction on the Company under Section 6.4 of both the Bridge Round Investment Agreement and the Unsecured Note Agreement not to increase or decrease the kind, class or number of its authorized shares of stock, or vary or alter the preferences, limitations, designations or relative rights of any class or type of stock; or issue, grant or sell, or agree to issue, grant or sell to any Person any stock or securities, or options or warrants or other rights to acquire or that are convertible into stock or other securities of the Company.
          (d) Amend Articles of Incorporation. The restriction on the Company under Section 6.6 of both the Bridge Round Investment Agreement and Unsecured Note Agreement not to amend its Articles of Incorporation.
          (e) Registration Rights. The Company’s restriction under Section 6.15 of both the Bridge Round Investment Agreement and the Unsecured Note Agreement not to grant registration or similar rights to any Person other than, in the case of the Bridge Round Investment Agreement, as set forth in Article IX thereof.
     3. Waiver and Consent – M&I Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 5 of this Second Amendment, the Bridge Round Investors and Advantage hereby consent to the transactions contemplated by that certain Revolving Line of Credit Loan Agreement by and between the Company and M&I Bank dated February 17, 2004, providing the Company with a line of credit up to $2,000,000.00 (the “M&I Loan Agreement”) and waive, and consent to the waiver of, the Company’s compliance with the following covenants contained in each of the Bridge Round Investment Agreement and the Unsecured Note Agreement, solely in connection with the transactions contemplated under the M&I Loan Agreement:
          (a) Permitted Indebtedness. The restriction on the Company under Section 6.11 of both the Bridge Round Investment Agreement and the Unsecured Note Agreement not to create, incur, assume or permit to exist any Indebtedness or Liability except those Liabilities listed therein.
          (b) Liens. The restriction on the Company under Section 6.12 of both the Bridge Round Investment Agreement and the Unsecured Note Agreement not to create, assume or suffer to exist any Lien other than Permitted Liens and Liens to be released under the Loan Documents.
     4. Representations, Warranties and Covenants. To induce the Bridge Round Investors and Advantage to enter into this Second Amendment, the Company represents, warrants and covenants as follows:
          (a) Organization and Existence. The Company is duly organized and validly existing under the laws of the State of Wisconsin, and has filed all annual reports required to be filed on or before the date hereof with the Wisconsin Department of Financial Institutions (“DFI”). The Company has not filed, or has authorized the filing of, articles of dissolution with DFI.
          (b) Authority, Authorization and Enforceability. The Company has the requisite power and authority to perform its obligations hereunder and under each of the Bridge Round Investment Agreement and Unsecured Note Agreement. The Company has duly authorized the execution and delivery of this Second Amendment and the performance of its obligations hereunder and under each of the Bridge Round Investment Agreement and Unsecured Note Agreement. The Bridge Round Investment Agreement and the Unsecured Note Agreement are the legal, valid and binding obligations of the Company and are enforceable against it in accordance with their respective terms.
          (c) No Violation of Law or Contract. After giving effect to this Second Amendment, the Company’s performance of its obligations under the Bridge Round Investment Agreement and Unsecured Note Agreement, do not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document binding on the Company.

          (d) No Default, Event of Default or Material Adverse Change. After giving effect to the amendments, waivers, and consents set forth in Sections 1, 2, and 3, above, (a) no Default or Event of Default has occurred and is continuing, and (b) no Material Adverse Effect has occurred since the Closing Date, as those terms are defined, respectively, in each of the Bridge Round Investment Agreement and the Unsecured Note Agreement.
     5. Conditions Precedent & Effectiveness. The waivers and consents of the Bridge Round Investors and Advantage set forth herein are subject to the accuracy of all representations and warranties by the Company contained herein and to the performance by the Company of all the terms and conditions on its part to be performed hereunder. Upon the execution and delivery of this Second Amendment by the holders of at least 75% of the outstanding principal balance of all Bridge Round Notes, Advantage, the Principals, and the Company, and subject to the limitations of this Section 5, (a) the waivers and consents set forth in Sections 2 and 3, above, of this Second Amendment shall be deemed effective immediately prior to the earlier of (i) the closing of the M&I Loan Agreement, or (ii) the closing of the transactions contemplated under the Series D Investment Agreement as described below; and (b) the amendments set forth in Section 1, above of this Second Amendment shall be deemed effective immediately prior to the Conversion Date, as defined in the Series D Investment Agreement. The foregoing notwithstanding, this Second Amendment shall be ineffective, and all of the amendments, waivers, and consents set forth herein shall be null and void if the transactions contemplated by the Series D Investment Agreement do not close within 45 days of the date hereof.
     6. Conversion of the Bridge Round Notes.
          (a) On the Closing Date. Pursuant to the terms of the Series D Investment Agreement and on the Closing Date thereof, (i) the outstanding principal balance and all accrued interest through the Conversion Date (as defined in the Series D Investment Agreement) in respect of all Bridge Round Notes shall be converted as of the Conversion Date to Series D Preferred Shares in the respective amounts and as set forth on Exhibit B hereto; and (ii) the Company shall deliver to each Bridge Round Investor who is an Investor (as that term is defined in the Series D Investment Agreement) (x) a certificate representing the number of Series D Preferred Shares purchased by such Bridge Round Investor thereunder, including Series D Preferred Shares issued in consideration of the conversion of the Bridge Round Investor’s Bridge Round Note, (y) a warrant, exercisable for the purchase of that number of Series D Preferred Shares as provided in Section 2.3 of the Bridge Round Investment Agreement (a “Series D Warrant”), and (z) payment, by check, for the interest, if any, accrued on such Bridge Round Investor’s Bridge Round Note between the Conversion Date and the Closing Date.
          (b) On or After the Closing Date. Pursuant to the terms of the Series D Investment Agreement and the Bridge Round Investment Agreement, on or after the conversion of the Bridge Round Notes and the Closing Date, and upon the Company’s receipt from any Bridge Round Investor who is not an Investor under the Series D Investment Agreement of his, her or its original Bridge Round Note, the Company shall issue and deliver to each such Bridge Round Investor (i) a certificate representing the number of Series D Preferred Shares to be issued to such Bridge Round Investor pursuant to the terms of the Bridge Round Investment Agreement, (ii) a Series D Warrant, and (iii) payment, by check, for the interest, if any, accrued on such Investor’s Bridge Round Note between the Conversion Date and the Closing Date.

          (c) Prior Agreements Superceded. Subject to the provisions of this Section 6, upon the conversion of the Bridge Round Notes and the closing of the transactions contemplated by the Series D Investment Agreement, (i) the Bridge Round Investment Agreement shall be superceded, (ii) none of the Bridge Round Investors shall have any further rights or obligations thereunder, and (iii) Venture Investors Early Stage Fund III Limited Partnership as collateral agent for the Bridge Round Investors shall deliver a UCC termination statement with respect to the collateral securing the Bridge Round Notes. The foregoing notwithstanding, nothing in this Section 6 shall (x) limit the rights of the Bridge Round Investors to receive, or otherwise with respect to, the Series D Warrants, or (y) extinguish or otherwise limit any claims of the Bridge Round Investors with respect to a breach, occurring prior to the Closing Date, of any of the Company’s representations and warranties in the Bridge Round Investment Agreement. In the event that Advantage converts its unsecured note pursuant to Section 2.2 of the Unsecured Note Agreement in connection with the closing of the transactions contemplated under the Series D Investment Agreement, the Unsecured Note Agreement shall be superceded, and Advantage shall not have any further rights or obligations thereunder.
     7. Expenses. For Advantage and those Bridge Round Investors who have executed and delivered a Consent to Representation, the Company agrees to pay, upon demand, all expenses, including reasonable attorneys’ and legal assistants’ fees, incurred by Advantage and such Bridge Round Investors using a single legal counsel together with the holders of the Company’s Preferred Shares in connection with the preparation, negotiation and execution of this Second Amendment and any document required to be furnished herewith.
     8. No Waiver. Except as expressly set forth herein, the execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any other right, power or remedy of the Bridge Round Investors under the Bridge Round Investment Agreement or Advantage under the Unsecured Note Agreement.
     9. Governing Law. This Second Amendment is made in the State of Wisconsin and shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, without reference to principles of conflicts of law.
     10. Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
[The balance of this page is intentionally left blank. Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment and Consent as of the date first written above.

THE COMPANY:	TOMOTHERAPY INCORPORATED

	By:	/s/ John J. Barni

John J. Barni
Chief Executive Officer

THE PRINCIPALS:

/s/ Thomas Rockwell Mackie

Thomas Rockwell Mackie

/s/ Paul J. Reckwerdt

Paul J. Reckwerdt

BRIDGE ROUND INVESTORS:	AVALON TECHNOLOGY, LLC

	By:	Avtech Ventures, LLC
	Its:	Managing Member

	By:	/s/ Gary L. Shields

Gary L. Shields
Managing Member

VENTURE INVESTORS EARLY STAGE FUND III LIMITED PARTNERSHIP

	By:	Venture Investors LLC
	Its:	General Partner

	By:	/s/ John Neis

John Neis, Member
[Signature page to Second Amendment, Waiver and Consent]

ADVANTAGE:	ADVANTAGE CAPITAL WISCONSIN PARTNERS I, LIMITED PARTNERSHIP

	By:	Venture Investors LLC
	Its:	Sub-Manager

	By:	/s/ John Neis

John Neis, Member

OPEN PRAIRIE VENTURES I, L.P.

	By:	Open Prairie Ventures Management I, LLC
	Its:	General Partner

	By:	Open Prairie Ventures, Inc.
	Its:	Manager

	By:	/s/ Jim Schultz

Jim Schultz
President

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

	By:	/s/ Rick F. Colvin

Rick F. Colvin
Assistant Treasurer

780 PARTNERS

	By:	/s/ Richard J. Bliss

Richard J. Bliss
Managing Partner
[Signature page to Second Amendment, Waiver and Consent]

BAIRD VENTURE PARTNERS I LIMITED PARTNERSHIP

By:	/s/ Gordon G. Pan

Baird Venture Partners Management
Company I, L.L.C.
Its:	General Partner

By:	/s/ Gordon G. Pan

Gordon G. Pan
Director

BVP I AFFILIATES FUND LIMITED PARTNERSHIP

By:	Baird Venture Partners Management
Company I, L.L.C.
Its:	General Partner

By:	/s/ Gordon G. Pan

Gordon G. Pan
Director

/s/ Wade Fetzer III

Wade Fetzer III

/s/ Frank J. Gambino

Frank J. Gambino

/s/ David A. Hackworthy

David A. Hackworthy

DAVID AND PATRICIA HACKWORTHY JOINT REVOCABLE TRUST

By:	/s/ Patricia A. Hackworthy

Patricia A. Hackworthy, Trustee
[Signature page to Second Amendment, Waiver and Consent]

/s/ Terry F. Kelly

Terry F. Kelly

/s/ Mary W. Kelly

Mary W. Kelly

/s/ Michael G. Laskis

Michael G. Laskis

/s/ Anne E. Ross

Anne E. Ross

/s/ Dennis Skogen

Dennis Skogen

/s/ David G. Walsh

David G. Walsh

THE ENDEAVORS GROUP, LLC

By:	/s/ Michael J. Cudahy

Michael J. Cudahy
Manager

STATE OF WISCONSIN INVESTMENT BOARD

By:	/s/ Monica Jaehnig

Monica Jaehnig
Portfolio Manager
[Signature page to Second Amendment, Waiver and Consent]

/s/ Paul Reckwerdt

Paul Reckwerdt

/s/ John Barni

John Barni

/s/ Steve Hathaway

Steve Hathaway
[Signature page to Second Amendment, Waiver and Consent]